================================================================================

                                  Credit Agreement


                                       among
                                     Sabre Inc.


                                        and


                               Bank of America, N.A.
                              as Administrative Agent


                                  Citibank, N.A.,
                                as Syndication Agent


                                        and


                                   SunTrust Bank,
                               Bank One, Texas, N.A.,
                             First Union National Bank,
                                        and
                       The Norinchukin Bank, New York Branch,
                                    as Co-Agents


                                        and


                                The Other Financial
                             Institutions Party Hereto


                            Dated as of February 4, 2000


                         Banc of America Securities LLC, as
                        Sole Arranger and Sole Book Manager




                                 [Bank of America LOGO]


                                                                                 Page
                                                                                 ----
SECTION 1 DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . .  1
     1.01  Defined Terms.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.02  Use of Certain Terms. . . . . . . . . . . . . . . . . . . . . . . . . . 21
     1.03  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     1.04  Rounding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     1.05  Exhibits and Schedules. . . . . . . . . . . . . . . . . . . . . . . . . 23
     1.06  References to Agreements and Laws.. . . . . . . . . . . . . . . . . . . 23

SECTION 2 THE COMMITMENTS AND EXTENSIONS OF CREDIT . . . . . . . . . . . . . . . . 23
     2.01  Committed Loans.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.02  Borrowings, Conversions and Continuations of Committed Loans. . . . . . 24
     2.03  Competitive Loans.. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     2.04  Letters of Credit.. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     2.05  Prepayments.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     2.06  Reduction or Termination of Commitments.. . . . . . . . . . . . . . . . 32
     2.07  Principal and Interest. . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.08  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.09  Computation of Interest and Fees. . . . . . . . . . . . . . . . . . . . 33
     2.10  Making Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     2.11  Funding Sources.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

SECTION 3 TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . . . . . . . 35
     3.01  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     3.02  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.03  Inability to Determine Rates. . . . . . . . . . . . . . . . . . . . . . 37
     3.04  Increased Cost and Reduced Return; Capital Adequacy.. . . . . . . . . . 38
     3.05  Breakfunding Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     3.06  Matters Applicable to all Requests for Compensation.. . . . . . . . . . 39
     3.07  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 4 CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT . . . . . . . . . . . . . . 39
     4.01  Conditions of Initial Extension of Credit . . . . . . . . . . . . . . . 39
     4.02  Conditions to all Extensions of Credit. . . . . . . . . . . . . . . . . 41

SECTION 5 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . 41
     5.01  Corporate Existence.. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.02  Power and Authority.. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.03  Enforceability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.04  Legal Proceedings.. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.05  Compliance with Law.. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.06  Use of Proceeds.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.07  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.08  Year 2000.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.09  Absence of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     5.10  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

                                       i


     5.12  Financial Condition.. . . . . . . . . . . . . . . . . . . . . . . . . . 43
     5.13  Margin Regulations; Investment Company Act; Public Utility Holding
           Company Act.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 6 AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.01  Preservation of Existence.. . . . . . . . . . . . . . . . . . . . . . . 44
     6.02  Payment of Taxes and Claims.. . . . . . . . . . . . . . . . . . . . . . 44
     6.03  Inspection Rights.. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     6.04  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     6.05  Certificates, Notices and Other Information.. . . . . . . . . . . . . . 46
     6.06  Keeping of Records and Books of Account.. . . . . . . . . . . . . . . . 47
     6.07  Compliance With Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     6.08  Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . 47
     6.09  Maintenance of Properties.. . . . . . . . . . . . . . . . . . . . . . . 47
     6.10  Compliance With Agreements. . . . . . . . . . . . . . . . . . . . . . . 47
     6.11  Use of Proceeds.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 7 NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     7.01  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     7.02  Liens and Negative Pledges. . . . . . . . . . . . . . . . . . . . . . . 48
     7.03  Fundamental Changes.. . . . . . . . . . . . . . . . . . . . . . . . . . 49
     7.04  Asset Dispositions. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.05  Financial Covenants.. . . . . . . . . . . . . . . . . . . . . . . . . . 50
     7.06  Permitted Securitization Transaction. . . . . . . . . . . . . . . . . . 50
     7.07  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . 50

SECTION 8 EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . 51
     8.01  Events of Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     8.02  Remedies Upon Event of Default. . . . . . . . . . . . . . . . . . . . . 54

SECTION 9 ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     9.01  Appointment and Authorization of Administrative Agent.. . . . . . . . . 55
     9.02  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.03  Liability of Administrative Agent.. . . . . . . . . . . . . . . . . . . 56
     9.04  Reliance by Administrative Agent. . . . . . . . . . . . . . . . . . . . 56
     9.05  Notice of Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     9.06  Credit Decision; Disclosure of Information by Administrative Agent. . . 57
     9.07  Indemnification of Administrative Agent.. . . . . . . . . . . . . . . . 58
     9.08  Administrative Agent in Individual Capacity.. . . . . . . . . . . . . . 58
     9.09  Successor Administrative Agent. . . . . . . . . . . . . . . . . . . . . 58

SECTION 10 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     10.01 Amendments; Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 59
     10.02 Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     10.03 Attorney Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . . . 61
     10.04 Binding Effect; Assignment. . . . . . . . . . . . . . . . . . . . . . . 61
     10.05 Set-off.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

                                      ii


     10.06 Sharing of Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     10.07 No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . 64
     10.08 Usury Savings Provision.. . . . . . . . . . . . . . . . . . . . . . . . 64
     10.09 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     10.10 Integration.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     10.11 Nature of Lenders' Obligations. . . . . . . . . . . . . . . . . . . . . 65
     10.12 Survival of Representations and Warranties. . . . . . . . . . . . . . . 66
     10.13 Indemnity by Borrower.. . . . . . . . . . . . . . . . . . . . . . . . . 66
     10.14 Nonliability of Lenders.. . . . . . . . . . . . . . . . . . . . . . . . 66
     10.15 No Third Parties Benefited. . . . . . . . . . . . . . . . . . . . . . . 67
     10.16 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     10.17 Confidentiality.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     10.18 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.19 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.20 Time of the Essence.. . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.21 Removal and/or Replacement of Lenders.. . . . . . . . . . . . . . . . . 68
     10.22 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
           VENUE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.23 ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69





     A     Request for Extension of Credit
     B     Compliance Certificate
     C     Committed Loan Note
     D     Assignment and Acceptance
     E-1   Competitive Bid Request
     E-2   Competitive Bid
     E-3   Competitive Loan Note


     2.01  Commitments and Pro Rata Shares
     7.01  Existing Indebtedness, Liens and Negative Pledges
     10.02 Eurodollar and Domestic Lending Offices, Addresses for Notices

























                                      IV

                                   CREDIT AGREEMENT


       This CREDIT AGREEMENT ("AGREEMENT") is entered into as of February 4, 2000 by and among SABRE INC, a Delaware corporation ("BORROWER"), each lender from time to time party hereto (collectively, "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and Lender.


                                      RECITAL

       Borrower has requested that Lenders and Issuing Lender provide a revolving line of credit, and Lenders, Issuing Lender and Administrative Agent are willing to do so on the terms and conditions set forth herein.

       In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                     SECTION 1
                          DEFINITIONS AND ACCOUNTING TERMS

       1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

       "ABR" shall mean, for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "PRIME LENDING RATE" shall mean the rate which Bank of America announces from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of Bank of America changes. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three
(3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

       "ABR LOAN" shall mean a Loan the rate of interest applicable to which is based upon the ABR.

       "ABSOLUTE RATE" means a fixed rate of interest for a Competitive Loan determined from an Absolute Rate Bid that has been accepted by Borrower.

       "ABSOLUTE RATE BID" has the meaning set forth in Section 2.03(b).

       "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

       "ADMINISTRATIVE AGENT'S OFFICE" means Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as Administrative Agent hereafter may designate by written notice to Borrower and Lenders.

       "ADMINISTRATIVE AGENT-RELATED PERSONS" means Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

       "AFFILIATE" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (but not solely by being an officer or director of that Person).

       "AFTER TAX BASIS" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction from such payment of the amount of all Withholdings covered by Section 3.01 required to be paid by the recipient with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

       "AGREEMENT" means this Credit Agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

       "APPLICABLE PAYMENT DATE" shall mean (a) as to any Eurodollar Loan, the last day of the Interest Period applicable to such Eurodollar Loan (or respecting any Eurodollar Loan having an Interest Period of six (6) months or twelve (12) months, the three (3) month anniversary of such Interest Period),
(b) as to any ABR Loan, the fifth Business Day after the end of each calendar quarter and (c) as to all other Obligations, unless otherwise expressly provided, the last Business Day of each calendar quarter and the Maturity Date; provided that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.

       "APPLICABLE PERCENTAGE" shall mean for Eurodollar Loans, ABR Loans, the Facility Fee and the Utilization Fee, the appropriate applicable percentages referenced in the Leverage

Pricing Grid referenced below until such time as Parent has a Debt Rating from either Moody's or S&P and after such Debt Rating is made by either Moody's or S&P, the appropriate applicable percentage referenced in the Debt Rating Pricing Grid referenced below:


                                                              Leverage Pricing Grid
                                                              ---------------------

                          Consolidated Leverage                      Applicable       Applicable      Applicable      Applicable
 Pricing                  ---------------------                   Percentage for   Percentage for  Percentage for  Percentage for
  Level                          Ratio                           Eurodollar Loans    ABR Loans       Facility Fee  Utilization Fee
  -----                          -----                           ----------------    ---------       ------------  ---------------
    I                      LESS THAN 1.0:1.0                          40.0 bps        0.0 bps          10.0 bps      10.0 bps
   II    GREATER THAN OR EQUAL TO 1.0:1.0, but LESS THAN 1.5:1.0      50.0 bps        0.0 bps          12.5 bps      12.5 bps
   III   GREATER THAN OR EQUAL TO 1.5:1.0, but LESS THAN 2.0:1.0      60.0 bps        0.0 bps          15.0 bps      12.5 bps
   IV    GREATER THAN OR EQUAL TO 2.0:1.0, but LESS THAN 2.5:1.0      77.5 bps        0.0 bps          22.5 bps      12.5 bps
    V                GREATER THAN OR EQUAL TO 2.5:1.0                 97.5 bps        0.0 bps          27.5 bps      12.5 bps


       To the extent the above-referenced Leverage Pricing Grid is applicable, the Applicable Percentage for Eurodollar Loans, ABR Loans, the Facility Fee and the Utilization Fee shall, in each case, be determined and adjusted quarterly on the fifth Business Day after the date by which Borrower is required from time to time to provide the Compliance Certificate (each a "CONSOLIDATED LEVERAGE RATIO CALCULATION DATE"); except that (i) the initial Applicable Percentage, in each case, shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the occurrence of the Consolidated Leverage Ratio Calculation Date relating to the first fiscal quarter of Parent occurring in fiscal year 2000 (i.e., March 31, 2000) and, thereafter, the Pricing Level shall be determined by the then current Consolidated Leverage Ratio, and (ii) if at any time that the Leverage Pricing Grid is applicable, Borrower fails to provide to Administrative Agent the Compliance Certificate on a timely basis, the Applicable Percentage, in each case, from the corresponding Consolidated Leverage Ratio Calculation Date shall be based on Pricing Level V (referenced in the Leverage Pricing Grid) until such time that such Compliance Certificate is provided, whereupon the Pricing Level shall be determined by the then current Consolidated Leverage Ratio as specified in such Compliance Certificate. Each Applicable Percentage shall be effective from one Consolidated Leverage Ratio Calculation Date until the next Consolidated Leverage Ratio Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to the Facility Fee, the Utilization Fee and all existing Eurodollar Loans and ABR Loans as well as any new Eurodollar Loans and ABR Loans made or issued.


                                                              Debt Rating Pricing Grid
                                                              ------------------------

                                                      Applicable            Applicable         Applicable         Applicable
 Pricing                                            Percentage for        Percentage for     Percentage for     Percentage for
  Level                  Debt Rating               Eurodollar Loans         ABR Loans         Facility Fee      Utilization Fee
  -----                  -----------               ----------------         ---------         ------------      ---------------
       I         A or better by S&P or A2 or           29.5 bps              0.0 bps              8.0 bps           10.0 bps
                      better by Moody's
      II                A- by S&P or                   40.0 bps              0.0 bps             10.0 bps           10.0 bps
                        A3 by Moody's
      III               BBB+ by S&P or                 50.0 bps              0.0 bps             12.5 bps           12.5 bps
                       Baa1 by Moody's
      IV                BBB by S&P or                  60.0 bps              0.0 bps             15.0 bps           12.5 bps
                       Baa2 by Moody's
       V       BBB- or below by S&P or Baa3 or         77.5 bps              0.0 bps             22.5 bps           12.5 bps
                below by Moody's or if a Debt
                Rating is no longer available
                  for either S&P or Moody's


       To the extent the above-referenced Debt Rating Pricing Grid is applicable, the Applicable Percentage for Eurodollar Loans, ABR Loans, the Facility Fee and the Utilization Fee shall, in each case, be determined as of the date either Rating Agency provides a Debt Rating and thereafter shall be adjusted as of the date the Debt Rating changes (each a "DEBT RATING CALCULATION DATE"); PROVIDED, HOWEVER, (i) if Parent no longer has a Debt Rating by either S&P or Moody's (i.e., neither S&P nor Moody's provides a Debt Rating for Parent), then the Applicable Percentage shall be determined based on Pricing Level V (referenced in the Debt Rating Pricing Grid), (ii) if Parent shall have a Debt Rating by both S&P and Moody's split by one Pricing Level, then the higher of the two ratings shall apply, (iii) if Parent shall have a Debt Rating by both S&P and Moody's split by two Pricing Levels, then the Pricing Level between the two split Pricing Levels shall apply and (iv) if Parent shall have a Debt Rating by both S&P and Moody's split by more than two Pricing Levels, then the first Pricing Level below the higher of the two split Pricing Levels shall apply. Each Applicable Percentage shall be effective from one Debt Rating Calculation Date until the next Debt Rating Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to the Facility Fee, the Utilization Fee and all existing Eurodollar Loans and ABR Loans as well as any new Eurodollar Loans and ABR Loans made or issued.

       "APPLICABLE TIME" means Dallas, Texas time.

       "ARRANGER" means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

       "ASSET DISPOSITION" shall mean and include the sale, lease or other disposition of any property or asset (including without limitation the Capital Stock of a Subsidiary) by Borrower or any Consolidated Subsidiary; but for purposes hereof shall not include, in any event, (a) the sale of inventory in the ordinary course of business, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of business, (c) a sale, lease, transfer or other disposition of property or assets by Borrower to any Consolidated Subsidiary or by any Consolidated Subsidiary to Borrower, or (d) a sale, transfer or other disposition of Securitization Receivables in connection with a Permitted Securitization Transaction.

       "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance substantially in the form of EXHIBIT D.

       "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external legal counsel and the allocated reasonable cost of internal legal services and all disbursements of internal counsel.

       "ATTRIBUTED PRINCIPAL AMOUNT" shall mean, on any day, with respect to any Securitization Transaction entered into by Borrower or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the "INVESTED AMOUNT") paid to, or borrowed by, such Person as of such date under such Securitization Transaction, MINUS the aggregate amount received by the applicable receivables financier and applied to the reduction of the Invested Amount under such Securitization Transaction.

       "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Parent and its Consolidated Subsidiaries for the fiscal year ended and the related consolidated statements of income and cash flows for such fiscal year of Borrower.

       "BANK OF AMERICA" means Bank of America, N.A.

       "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

       "BORROWER" has the meaning set forth in the introductory paragraph hereto.

       "BORROWING" and "BORROW" each mean a borrowing of Loans hereunder.

       "BORROWING DATE" means the date that a Loan is made, which shall be a Business Day.

       "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, Dallas, Texas or New York, New York are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

       "CALCULATION DATE" shall mean the Consolidated Leverage Ratio Calculation Date or the Debt Rating Calculation Date, as each such term has been defined in the definition of "Applicable Percentage".

       "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which at the time would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "CAPITAL STOCK" shall mean any nonredeemable capital stock of Borrower or any of its Subsidiaries, whether common or preferred.

       "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

       "CLOSING DATE" means the date all the conditions precedent in Section
4.01 are satisfied or waived in accordance with Section 4.01.

       "CO-AGENTS" means Citibank, N.A., SunTrust Bank, Bank One, Texas, N.A., First Union National Bank and The Norinchukin Bank, New York Branch, in their capacity as co-agents hereunder.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, together with rules and regulations promulgated thereunder.

       "COMMITMENT" means, for each Lender, the amount set forth opposite such Lender's name on SCHEDULE 2.01, as such amount may be reduced or adjusted from time to time in accordance with the terms of this Agreement (collectively, the "COMBINED COMMITMENTS").

       "COMMITTED LOAN" means an ABR Loan or a Eurodollar Loan made to Borrower by a Lender in accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise provided herein.

       "COMMITTED LOAN NOTE" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of EXHIBIT C (collectively, the "COMMITTED LOAN NOTES").

       "COMPETITIVE BID" means (a) a written bid delivered to Administrative Agent to provide Competitive Loans, substantially in the form of EXHIBIT E-2, duly completed and signed by a Lender, or (b) a telephonic bid made by a Lender to Administrative Agent to provide Competitive Loans including the substance of EXHIBIT E-2, promptly confirmed by a written Competitive Bid.

       "COMPETITIVE BID MAXIMUM" means the maximum amount(s) a Lender is willing to bid under a Competitive Bid for all Competitive Loans included therein and/or individual Competitive Loans included therein.

       "COMPETITIVE BID REQUEST" means a written request substantially in the form of EXHIBIT E-1 duly completed and signed by a Responsible Officer of Borrower and delivered by Requisite Notice.

       "COMPETITIVE LOAN" means a Loan made by a Lender pursuant to Section
2.03.

       "COMPETITIVE LOAN MINIMUM AMOUNT" means, with respect to each of the following actions with respect to each type of Competitive Loan, the following amounts set forth opposite such action under such type of Competitive Loan (a reference to "COMPETITIVE LOAN MINIMUM AMOUNT" shall also be deemed a reference to the multiples in excess thereof set forth on the last line below):



                                             Absolute Rate       Eurodollar Base
               Minimum Amount for                Bids               Rate Bids
          -----------------------------------------------------------------------
           Competitive Bid Requests           $10,000,000          $10,000,000
           Competitive Bids                   $ 5,000,000          $ 5,000,000
           Competitive Loans                  $ 5,000,000          $ 5,000,000
           With multiples in excess of
            above amounts equal to            $ 1,000,000          $ 1,000,000


       "COMPETITIVE LOAN NOTE" means a promissory note made by Borrower in favor of a Lender evidencing Competitive Loans made by such Lender, substantially in the form of EXHIBIT E-3 (collectively, the "COMPETITIVE LOAN NOTES").

       "COMPETITIVE LOAN REQUISITE TIME" means, with respect to any of the actions listed below, the time and date set forth opposite such action:




                                       Applicable                                             Eurodollar Base
         Type of Action                   Time             Absolute Rate Bid                      Rate Bid
-----------------------------------------------------------------------------------------------------------------
 Delivery of Competitive Bid           11:00 a.m.         1 Business Day prior          4 Business Days prior to
 Request                                                  to Borrowing Date             Borrowing Date
 Delivery of Competitive Bid by         8:15 a.m.         Borrowing Date                3 Business Days prior to
 Bank of America                                                                        Borrowing Date
 Delivery of Competitive Bid by         8:30 a.m.         Borrowing Date                3 Business Days prior to
 other Lenders                                                                          Borrowing Date
 Notification to Borrower of            9:15 a.m.         Borrowing Date                3 Business Days prior to
 Competitive Bids                                                                       Borrowing Date
 Borrower's acceptance of               9:30 a.m.         Borrowing Date                3 Business Days prior to
 Competitive Bids                                                                       Borrowing Date


       "COMPETITIVE LOAN SUBLIMIT" means an amount equal to the lesser of the combined Commitments and $100 million. The Competitive Loan Sublimit is part of, and not in addition to, the combined Commitments.

       "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT B, properly completed and signed by a Responsible Officer of Borrower.

       "CONSOLIDATED EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to Parent and its Consolidated Subsidiaries on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

       "CONSOLIDATED GROSS REVENUE" shall mean total revenues as reported in the consolidated income statement of Parent and its Consolidated Subsidiaries, as determined in accordance with GAAP.

       "CONSOLIDATED LEVERAGE RATIO" shall mean, as of the end of any fiscal quarter of Parent and its Consolidated Subsidiaries for the four fiscal quarter period ending on such date with respect to Parent and its Consolidated Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt of Parent and its Consolidated Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

       "CONSOLIDATED LEVERAGE RATIO CALCULATION DATE" shall have the meaning given to such term in the definition of "Applicable Percentage".

       "CONSOLIDATED NET INCOME" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to Parent and its Consolidated Subsidiaries on a consolidated basis, net income (excluding extraordinary items) determined in accordance with GAAP.

       "CONSOLIDATED NET WORTH" shall mean, as of any date with respect to Parent and its Consolidated Subsidiaries on a consolidated basis, shareholders' equity or net worth, as determined in accordance with GAAP.

       "CONSOLIDATED SUBSIDIARY" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

       "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of any date with respect to Parent and its Consolidated Subsidiaries on a consolidated basis, Consolidated Net Worth minus intangible assets as determined in accordance with GAAP.

       "CONTINUATION" and "CONTINUE" mean, with respect to any Eurodollar Loan, the continuation of such Eurodollar Loan as a Eurodollar Loan on the last day of the Interest Period for such Loan.

       "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

       "CONTROLLED GROUP" shall mean as of the applicable date all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

       "CONVERSION" and "CONVERT" mean, with respect to any Loan, the conversion of such Loan from or into another type of Loan.

       "DEBT RATING" shall mean, as of any date of determination thereof, the rating most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of Parent.

       "DEBT RATING CALCULATION DATE" shall have the meaning given to such term in the definition of "Applicable Percentage".

       "DEBTOR RELIEF LAWS" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

       "DEFAULT" shall mean any event, act or condition which is not cured pursuant to this Agreement or the other Loan Documents which with notice or lapse of time, or both, would constitute an Event of Default.

       "DEFAULT RATE" shall have the meaning provided in Section 2.07(b).

       "DESIGNATED DEPOSIT ACCOUNT" means a deposit account maintained by Borrower with Bank of America, as from time to time designated by Borrower to Administrative Agent by Requisite Notice.

       "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

       "ELIGIBLE ASSIGNEE" shall mean (a) a Lender; (b) an Affiliate of a Lender; and (c)(i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, and (ii) a finance company, insurance company, other financial institution, fund or other entity that is an "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1933, as amended), is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has total assets in excess of $500,000,000, provided that in the case of clause (i) and (ii) above, such Person shall be approved by Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with the Loan Documents, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

       "EMPLOYEE BENEFIT PLAN" shall have the meaning given to the term "Plan."

       "ENVIRONMENTAL CLAIM" shall mean any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising pursuant to, or in connection with, an actual or alleged violation of any Environmental Law
(a) in connection with any Hazardous Substance, (b) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Governmental Authority or (c) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

       "ENVIRONMENTAL LAWS" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Governmental Authority relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly-owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation

CERCLA, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

       "ENVIRONMENTAL VIOLATION" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

       "EQUITY ISSUANCE" shall mean any issuance by Parent or any Consolidated Subsidiary of Parent to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants,
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock, excluding any of the foregoing with respect to any employee programs. The term "Equity Issuance" shall not include any Asset Disposition.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA AFFILIATE" shall mean each entity required to be aggregated with Borrower pursuant to the requirements of Section 414 of the Code.

       "ERISA EVENT" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by Borrower, any Subsidiary of Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Pension Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Pension Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Pension Plan; or (g) the adoption of an amendment to any Pension Plan requiring the provision of security to such Pension Plan pursuant to Section 307 of ERISA, but only to the extent any of the foregoing events results in, or is reasonably expected to result in, liability to Borrower or any Subsidiary of Borrower in excess of $15,000,000.

       "EURODOLLAR LOANS" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

       "EURODOLLAR MARGIN BID" has the meaning set forth in Section 2.03(b).

       "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:



                                                EURODOLLAR BASE RATE
              Eurodollar               ------------------------------------
                Rate            =      1.00 - Eurodollar Reserve Percentage




       Where,

              "EURODOLLAR BASE RATE" means, for any Eurodollar Loan comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets (f/k/a Telerate) Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; except that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). As used herein, "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Base Rate" shall mean for the Interest Period for each Eurodollar Loan comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of Administrative Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by Bank of America, N.A. to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan. If no such offers or quotes are generally available for such amount, then Administrative Agent shall be entitled to determine the Eurodollar Base Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

              "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Base Rate for each outstanding
       Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

       The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

       "EVENT OF DEFAULT" means any of the events specified in Section 8.

       "EXEMPT PAYMENTS" shall have the meaning provided in Section 3.01.

       "EXTENSION OF CREDIT" means (a) a Borrowing, Conversion or Continuation of Loans and (b) a Letter of Credit Action wherein a new Letter of Credit is issued or which has the effect of increasing the amount of, extending the maturity of, or making a material modification to an outstanding Letter of Credit or the reimbursement of drawings thereunder (collectively, the "EXTENSIONS OF CREDIT").

       "FACILITY FEE" shall have the meaning given to such term in Section 2.08(a).

       "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning given to such term in the definition of "ABR".

       "FUNDED DEBT" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof), (e) the principal portion of all obligations of such Person under Capitalized Leases, (f) all Support Obligations of such Person with respect to Funded Debt of another Person, (g) the maximum available amount of all standby letters of credit or acceptances or bank guarantees issued or created for the account of such Person (excluding all performance standby letters of credit and performance bank guarantees), (h) all Funded Debt of another Person secured by a Lien on any property of such Person, whether or not such Funded Debt has been assumed, PROVIDED that for purposes hereof the amount of such Funded Debt shall be limited to the lesser of (A) the amount of such Funded Debt as to which there is recourse to such property and (B) the fair market value of the property which is subject to such Lien, (i) the outstanding Attributed Principal Amount under any Securitization Transaction, and (j) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

       "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

       "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "HAZARDOUS SUBSTANCE" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

       "INDEBTEDNESS" of a Person shall mean, without duplication, such
Person's:

              (a)    obligations for borrowed money;

              (b) obligations representing the deferred purchase price of property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

              (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

              (d) obligations which are evidenced by notes, acceptances or other instruments;

              (e) Capitalized Lease obligations and the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

              (f) net liabilities under interest rate swap, exchange or cap agreements;

              (g) the outstanding Attributed Principal Amount under any Securitization Transactions; and

              (h) contingent obligations in connection with any of the foregoing.

       "INDEMNIFIED LIABILITIES" shall mean any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action referenced in Section 10.13, including those liabilities caused by an Indemnitee's own negligence (excluding any loss caused by the gross negligence or willful misconduct of such Indemnitee and also excluding any loss asserted against one Indemnitee by another Indemnitee).

       "INDEMNITEES" has the meaning set forth in Section 10.13.

       "INTEREST PERIOD" shall mean as to any Eurodollar Loan (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and ending one (1) month, two (2) months, three (3) months, six (6) months or twelve (12) months thereafter (with respect solely to the twelve (12) month alternative, only to the extent available to all Lenders), as selected by Borrower in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one
(1) month, two (2) months, three (3) months, six (6) months or twelve (12) months thereafter (with respect solely to the twelve (12) month alternative, only to the extent available to all Lenders), as selected by Borrower by irrevocable notice to Administrative Agent in each case not less than three
(3) Business Days prior to the last day of the then current Interest Period with respect thereto; except that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) with respect to Committed Loans, there shall not be more than eight (8) Interest Periods outstanding at any one time, and
(E) with respect to Competitive Loans, there shall not be more than eight (8) Interest Periods outstanding at any one time.

       "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

       "IRS" means the United States Internal Revenue Service.

       "ISSUING LENDER" means Bank of America, or any successor issuing lender hereunder.

       "LAW" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Governmental Authority.

       "LEASE FINANCING FACILITY" means that certain Lease Financing Facility contemplated by the Operative Agreements, as such term is defined in Appendix A to that certain Participation Agreement dated as of September 14, 1999 (as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof, the "PARTICIPATION AGREEMENT") among the Borrower, First Security Bank, National Association (not individually, but solely as Owner Trustee, as such term is defined in Appendix A to the Participation Agreement and except as expressly stated in the Operative Agreements), the various banks and other lending institutions which are parties thereto from time to time as the Lenders, the various banks and other lending institutions which are parties thereto from time to time as the Holders, and Bank of America, N.A., as agent for the Lenders and the Holders, to the extent of their interests.

       "LENDER" means each lender from time to time party hereto and, as the context requires, Issuing Lender.

       "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such on SCHEDULE 10.02, or such other office or offices as a Lender may from time to time notify Administrative Agent.

       "LETTER OF CREDIT" means any letter of credit issued or outstanding hereunder. Letters of Credit issued hereunder shall be solely standby letters of credit.

       "LETTER OF CREDIT ACTION" means the issuance, supplement, amendment, renewal, extension, modification or other action relating to a Letter of Credit hereunder.

       "LETTER OF CREDIT APPLICATION" means an application for a Letter of Credit Action from time to time in use by Issuing Lender.

       "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" means a blocked deposit account at Bank of America in which Borrower hereby grants a security interest to Bank of America as security for Letter of Credit Usage and with respect to which Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent or Bank of America may reasonably request to further assure and confirm such security interest.

       "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of the combined Commitments and $75 million. The Letter of Credit Sublimit is part of, and not in addition to, the combined Commitments.

       "LETTER OF CREDIT USAGE" means, as at any date of determination, the aggregate undrawn face amount of outstanding Letters of Credit PLUS the aggregate amount of all drawings under the Letters of Credit not reimbursed by Borrower or converted into Committed Loans.

       "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

       "LOAN" means any advance made by any Lender to Borrower as provided in
Section 2 (collectively, the "LOANS").

       "LOAN DOCUMENTS" means this Agreement and each Note, each Letter of Credit Application, each Request for Extension of Credit, each certificate, each fee letter, and each other instrument, document and agreement from time to time delivered in connection with this Agreement.

       "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (a) the financial condition, operations or properties of Parent and its Consolidated Subsidiaries, taken as a whole, or (b) the ability of Borrower to perform in any material respect under the Loan Documents or (c) the validity or enforceability against Borrower of any of the Loan Documents to which Borrower is a party.

       "MATURITY DATE" means (a) September 14, 2004, or (b) such earlier date upon which the combined Commitments may be terminated in accordance with the terms of this Agreement.

       "MINIMUM AMOUNT" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:



                                              Minimum          Multiples in
              Type of Action                   Amount         excess thereof
    --------------------------------------------------------------------------
      Borrowing or prepayment of, or        $ 5,000,000         $1,000,000
        Conversion into, ABR Loans
         Borrowing, prepayment or           $ 5,000,000         $1,000,000
      Continuation of, or Conversion
         into, Eurodollar Loans
         Letter of Credit Action            $ 1,000,000            None
         Reduction in Commitments           $10,000,000         $1,000,000
               Assignments                  $ 5,000,000            None




       "MOODY'S" shall mean Moody's Investors Service, Inc., and any successor thereto.

       "MULTIEMPLOYER PLAN" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by Borrower or any of its Subsidiaries or ERISA Affiliates.

       "MULTIPLE EMPLOYER PLAN" shall mean a plan to which Borrower or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

       "NEGATIVE PLEDGE" means a Contractual Obligation that restricts Liens on property.

       "NOTES" means, collectively, the Committed Loan Notes and the Competitive Loan Notes.

       "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of Borrower arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement of any proceeding under any Debtor Relief Laws by or against Borrower or any Subsidiary or Affiliate of Borrower.

       "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or joint venture agreement and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

       "OUTSTANDING OBLIGATIONS" means, as of any date, and giving effect to making any Extensions of Credit requested on such date and all payments, repayments and prepayments made on such date, (a) when reference is made to all Lenders, the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) all Letter of Credit Usage, and (b) when reference is made to one Lender, the sum of (i) the aggregate outstanding principal amount of all Loans made by such Lender, and (ii) such Lender's ratable risk participation in all Letter of Credit Usage.

       "PARENT" shall mean Sabre Holdings Corporation, a Delaware corporation.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

       "PENSION PLAN" shall mean a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which Borrower or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

       "PERMITTED SECURITIZATION TRANSACTION" shall mean any Securitization Transaction; PROVIDED that such Securitization Transaction is either (i) nonrecourse to Borrower and its Subsidiaries and is on market terms and conditions or (ii)(A) Administrative Agent shall be reasonably satisfied with the structure and documentation for any such transaction and that the terms of such transaction entered into after the Closing Date, including the discount applicable to the receivables which are the subject of such financing and any termination events, shall be (in the good faith understanding of Administrative Agent) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool or other similar characteristics and (B) the documentation for such transaction shall not be amended or modified in a way which is materially detrimental to the Lenders hereunder without the prior written approval of Administrative Agent and Required Lenders.

       "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

       "PLAN" shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Borrower, any Subsidiary of Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

       "PRIME LENDING RATE" shall have the meaning given to such term in the definition of "ABR".

       "PRO RATA SHARE" means, with respect to each Lender, the percentage of the combined Commitments set forth opposite the name of such Lender on
SCHEDULE 2.01, as such share may be adjusted as contemplated herein.

       "RATING AGENCIES" shall mean Moody's and S&P or, in each case, any successor nationally recognized statistical rating organization.

       "REGISTER" shall have the meaning provided in Section 10.04(c).

       "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

       "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

       "REQUEST FOR EXTENSION OF CREDIT" means, unless otherwise specified herein, (a) with respect to a Borrowing, Conversion or Continuation of Committed Loans, a written request substantially in the form of EXHIBIT A, (b) with respect to a Letter of Credit Action, a Letter of Credit Application, and
(c) with respect to a Competitive Loan, a Competitive Bid Request.

       "REQUIREMENTS OF LAW" means, as to any Person, any law, treaty, rule, regulation or ordinance (including, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

       "REQUISITE LENDERS" means, as of any date of determination: (a) if the Commitments are then in effect, Lenders (excluding any Lenders not funding when required to so hereunder) having in the aggregate more than 50% of the combined Commitments then in effect and (b) if the Commitments have then been terminated and there are Outstanding Obligations, Lenders holding Outstanding Obligations aggregating more than 50% of such Outstanding Obligations.

       "REQUISITE NOTICE" means, unless otherwise provided herein, (a) irrevocable written notice to the intended recipient or (b) except with respect to Letter of Credit Actions (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on SCHEDULE 10.02 or as otherwise designated by such recipient by Requisite Notice to Administrative Agent, and (ii) if made by Borrower, given or made by a Responsible Officer of Borrower. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by Administrative Agent, by a manually-signed hardcopy thereof.

       "REQUISITE TIME" means, with respect to any of the actions listed below, the time and date set forth below opposite such action:



                                            Applicable
               Type of Action                  Time               Date of Action
       ------------------------------------------------------------------------------------
       Delivery of Request for Extension
       of Credit for, or notice for:
       -   Borrowing or prepayment of,       11:00 a.m.      Same date as such Borrowing,
           or Conversion into, ABR                           prepayment or Conversion
           Loans

       -   Borrowing, prepayment or          11:00 a.m.      3 Business Days prior to such
           Continuation of, or                               Borrowing, prepayment,
           Conversion into, Eurodollar                       Continuation or Conversion
           Loans

       -   Letter of Credit Action           11:00 a.m.      2 Business Days prior to such
                                                             action (OR SUCH LESSER TIME
                                                             WHICH IS ACCEPTABLE TO ISSUING
                                                             LENDER)

       -   Voluntary reduction in or         11:00 a.m.      2 Business Days prior to such
           termination of Commitments                        reduction or termination
       Payments by Lenders or Borrower to     1:00 p.m.      On date payment is due
       Administrative Agent


       "RESPONSIBLE OFFICER" means the president, chief financial officer, treasurer or assistant treasurer of Borrower. Any document or certificate hereunder that is signed by a Responsible Officer of Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

       "S&P" shall mean Standard and Poor's Rating Group, a division of The McGraw Hill Companies, Inc. and any successor thereto.

       "SECURITIZATION RECEIVABLES" shall have the meaning assigned to such term in the definition of "Securitization Transaction".

       "SECURITIZATION SUBSIDIARY" shall have the meaning assigned to such term in the definition of "Securitization Transaction".

       "SECURITIZATION TRANSACTION" shall mean any financing transaction or series of financing transactions that have been or may be entered into by Borrower or any of its Consolidated Subsidiaries pursuant to which such entity may sell, convey or otherwise transfer to a Subsidiary or an Affiliate of Borrower (a "SECURITIZATION SUBSIDIARY"), or any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the "SECURITIZATION RECEIVABLES") (whether such Securitization Receivables are then existing or arising in the future) of such entity, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

       "SPIN-OFF TRANSACTION" shall mean the spin-off of Parent from AMR Corporation.

       "SUBSIDIARY" shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, limited liability company, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than fifty percent (50%) equity interest at any time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in any Loan Document shall refer to a Subsidiary or Subsidiaries of Borrower or Parent, as the context of usage in the particular provision requires.

       "SUPPORT OBLIGATIONS" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Funded Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Funded Debt or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Funded Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Funded Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Funded Debt, or (iv) to otherwise assure or hold harmless the holder of such Funded Debt against loss in respect thereof. The amount of any Support Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Funded Debt in respect of which such Support Obligation is made.

       "TO THE BEST KNOWLEDGE OF" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any officer of such Person) making the representation, warranty or other statement.

       "TYPE" of Loan means (a) an ABR Loan, (b) a Eurodollar Loan, (c) a Competitive Loan bearing interest at an Absolute Rate and (d) a Competitive Loan bearing interest based on the Eurodollar Base Rate.

       "UNFUNDED LIABILITY" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Parent or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

       "UNIFORM COMMERCIAL CODE" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

       "U.S. PERSON" shall have the meaning provided in Section 3.01.

       "U.S. TAXES" shall have the meaning provided in Section 3.01.

       "UTILIZATION FEE" shall have the meaning given to such term in Section 2.08(b).

       "WITHHOLDINGS" shall have the meaning provided in Section 3.01.

       "YEAR 2000 COMPLIANT" shall have the meaning given to such term in
Section 6.2(v) of the Participation Agreement.

       "YEAR 2000 PROBLEM" shall mean the risk that computer applications used by Borrower, any of its Subsidiaries or any supplier, vendor or customer of Borrower or any of its Subsidiaries (a) did not or will not function as effectively and reliably after January 1, 2000 as they did prior to January 1, 2000 or (b) were not or are not able to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

       1.02 USE OF CERTAIN TERMS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

       (b) As used herein, unless the context requires otherwise, the masculine, feminine and neuter genders and the singular and plural include one another.

       (c) The words "HEREIN" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to the Loan Documents as a whole and not to any particular provision thereof. The term "INCLUDING" is by way of example and not limitation. References herein to a Section, subsection or clause shall, unless the context otherwise requires, refer to the appropriate Section, subsection or clause in this Agreement.

       (d) The term "OR" is disjunctive; the term "AND" is conjunctive. The term "SHALL" is mandatory; the term "MAY" is permissive.

       1.03   ACCOUNTING.  (a)     ACCOUNTING TERMS.  In each Loan Document,
unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes agreed to by Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower and its Subsidiaries; except that if any change in generally accepted accounting principles occurring after June 30, 1999 in itself materially affects the calculation or definition of Consolidated EBITDA, Consolidated Net Income, Consolidated Net Worth, Consolidated Tangible Net Worth or Funded Debt, Borrower may, by notice to Administrative Agent, or Administrative Agent (at the request of the Requisite Lenders) may by notice to Borrower, require that Consolidated EBITDA, Consolidated Net Income, Consolidated Net Worth, Consolidated Tangible Net Worth or Funded Debt, as the case may be, thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Parent immediately before such change in generally accepted accounting principles occurs. If such notice is given, the Compliance Certificate delivered hereunder after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth herein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

       (b) CONSOLIDATION. To the extent Parent at any time has one or more Subsidiaries direct or indirect (other than Borrower) which individually or on an aggregate basis with all other such Subsidiaries has or have either (i) assets (determined in accordance with GAAP) for such Subsidiaries (other than Borrower) in excess of ten percent (10%) of the then current aggregate tangible assets (determined in accordance with GAAP) of Parent and its Consolidated Subsidiaries or (ii) "consolidated ebitda" (determined using the same methodology used in determining Consolidated EBITDA) for such Subsidiaries (other than Borrower) in excess of ten percent (10%) of the then current Consolidated EBITDA, then, in either such case, Borrower shall promptly (and in any event within five (5) Business Days of either such occurrence) give written notice to Administrative Agent of the election by Borrower either to: (x) amend the Loan Documents to provide for (1) financial reporting pursuant to this Section 1.03(b) regarding Borrower and its Consolidated Subsidiaries and not with respect to Parent and its Consolidated Subsidiaries, (2) calculation of the financial covenants referenced in Section
7.05 with respect to Borrower and its Consolidated Subsidiaries and not with respect to Parent and its Consolidated Subsidiaries, (3) calculation of the Applicable Percentage with respect to Borrower and its Consolidated Subsidiaries and not with respect to Parent and its Consolidated Subsidiaries,
(4) modification of the definition of "Funded Debt" to exclude Indebtedness owing by Borrower or any of its Subsidiaries to Parent (but only to the extent that such Indebtedness is expressly and totally subordinated to the loans and obligations owing hereunder from time to time pursuant to the Loan Documents),
(5) modification of the definition of "Consolidated Tangible Net Worth" to exclude Indebtedness owing and dividends payable to Parent from Borrower or any of its Subsidiaries, (6) modification of the definition of "Material Adverse Effect" to refer to Borrower and its Consolidated Subsidiaries instead of referring to Parent and its Consolidated Subsidiaries, (7) modification of
Section 7.01
such that Consolidated Gross Revenue is calculated for Borrower and its Consolidated Subsidiaries only and (8) modification of the other provisions of the Loan Documents, as shall be reasonably agreed by Borrower and Administrative Agent, to refer to Borrower instead of referring to Parent or
(y) cause Parent to guaranty all payment and performance obligations of Borrower pursuant to the Loan Documents. To the extent Parent at any time has a parent entity, the Loan Documents shall be amended as referenced in the foregoing subsection (x). In connection with any amendments to the Loan Documents referenced in the foregoing subsection (x), Borrower shall also deliver to Administrative Agent a detailed reconciliation of the calculations and figures associated therewith. All such amendments to the Loan Documents referenced in the foregoing subsections (x) or (y) shall be pursuant to terms and conditions reasonably satisfactory to Administrative Agent and Borrower.

       1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

       1.05 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

       1.06 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall include all amendments, restatements, extensions, supplements and other modifications thereto (unless prohibited by any Loan Document), and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.


                                  SECTION 2
                  THE COMMITMENTS AND EXTENSIONS OF CREDIT

       2.01 COMMITTED LOANS. (a) Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make, Convert and Continue Committed Loans until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that the Outstanding Obligations of each Lender (excluding any Lender's Competitive Loans) shall not exceed such Lender's Commitment, and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time. This is a revolving credit and, subject to the foregoing, and the other terms and conditions hereof, Borrower may borrow, Convert, Continue, prepay and reborrow Committed Loans as set forth herein without premium or penalty.

       (b) Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. Upon the request of any Lender made through Administrative Agent, such Lender's Loans may be evidenced by a Note, instead of or in addition to loan accounts. Each such Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto. Such Notes, loan accounts and records shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

       2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.
(a) Borrower may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations of Committed Loans shall constitute ABR Loans unless properly and timely otherwise designated as set forth in the prior sentence.

       (b) Following receipt of a Request for Extension of Credit, Administrative Agent shall promptly notify each Lender of its Pro Rata Share thereof by Requisite Notice. In the case of a Borrowing of Committed Loans, each Lender shall make the funds for its Loan available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in Section
4.02 (and, if the initial Extension of Credit hereunder, Section 4.01), all funds so received shall be made available to Borrower in like funds received. Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Committed Loan other than an ABR Loan upon determination of same.

       (c) Except as otherwise provided herein, a Eurodollar Loan may be Continued or Converted only on the last day of the Interest Period for such Eurodollar Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, Converted into or Continued as Eurodollar Loans without the consent of Requisite Lenders, and Requisite Lenders may demand that any or all of the then outstanding Eurodollar Loans be Converted immediately into ABR Loans.

       (d) If a Committed Loan is to be made on the same date that another Committed Loan is due and payable, Borrower or Lenders, as the case may be, shall, unless Administrative Agent otherwise requests, make available to Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

       (e) The failure of any Lender to make any Committed Loan on any date shall not relieve any other Lender of any obligation to make a Committed Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan.

       2.03 COMPETITIVE LOANS. (a) Subject to the terms and conditions set forth in this Agreement, each Lender may in its sole and absolute discretion make Competitive Loans until the Maturity Date in such amounts as Borrower may from time to time request; PROVIDED, HOWEVER, that the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and the aggregate outstanding principal amount of all Competitive Loans made by all Lenders shall not exceed the Competitive Loan Sublimit at any time. The aggregate outstanding principal amount of Competitive Loans made by any Lender may exceed its Commitment; PROVIDED, HOWEVER, that the Outstanding Obligations of each Lender (excluding its outstanding Competitive Loans) shall not exceed such Lender's Commitment. The Competitive Loans shall be deemed to utilize the combined Commitments by an amount equal to the aggregate outstanding principal amount thereof.

       (b) Borrower may irrevocably request Competitive Loans in a Competitive Loan Minimum Amount therefor by delivering a Competitive Bid Request by Requisite Notice to Administrative Agent not later than the Competitive Loan Requisite Time therefor. Each Competitive Bid Request shall state whether it is requesting a Competitive Loan with a fixed interest rate (an "ABSOLUTE RATE BID") or a interest rate margin above or below the Eurodollar Base Rate (an "EURODOLLAR MARGIN BID"). Borrower may not request Competitive Bids for more than three maturities nor request more than one type of Competitive Loan in a single Competitive Bid Request. Unless Administrative Agent otherwise agrees, in its sole and absolute discretion, Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

       (c) No Competitive Bid Request shall be made for an Absolute Rate Bid with a maturity of less than 14 days or more than 180 days, for a Eurodollar Margin Bid with a maturity of less than one month or more than twelve months, or in any case with a maturity date subsequent to the Maturity Date. No more than ten different maturities for Competitive Loans may be outstanding at any time.

       (d) Administrative Agent shall promptly notify all Lenders of a Competitive Bid Request by delivering a written copy thereof. Each Lender may, in its sole and absolute discretion, bid or not bid on all or a portion of the Competitive Loans requested in such Competitive Bid Request by delivering by Requisite Notice an irrevocable, Competitive Bid to Administrative Agent by the Competitive Loan Requisite Time for delivering Competitive Bids. Any Competitive Bid received after such Competitive Loan Requisite Time, that is in a form other than a Competitive Bid, or that is otherwise not responsive to the Competitive Bid Request, shall be disregarded. A Lender may correct any Competitive Bid containing a manifest error if it does so by the Competitive Loan Requisite Time for delivering Competitive Bids. Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

       (e) The Competitive Bid Maximum offered by a Lender for any Competitive Loan(s) requested in a Competitive Bid may be less than the principal amount of such Competitive Loan(s) requested by Borrower, but shall not be less than the Competitive Loan Minimum Amount for any Competitive Loan for which such Lender is bidding. Each Competitive Bid shall expire unless accepted by Borrower prior to the Competitive Loan Requisite Time for accepting Competitive Bids.

       (f) Administrative Agent shall promptly notify Borrower which Lenders provided conforming Competitive Bids and the terms of such Competitive Bids. Borrower may, in its sole and absolute discretion, accept or reject any Competitive Bid, or any portion thereof, PROVIDED that if Borrower accepts any Competitive Bid, or any portion thereof, all of the following shall apply: (i) Borrower shall notify Administrative Agent of such acceptance not later than the Competitive Loan Requisite Time for doing so, (ii) Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of Absolute Rate Bids at a higher fixed interest rate, (iii) Borrower must accept all Eurodollar Margin Bids at all lower margins over the Eurodollar Rate before accepting any portion of Eurodollar Margin Bids at a higher margin over the Eurodollar Rate, (iv) each Competitive Loan to be made must be in a Competitive Loan Minimum Amount therefor, (v) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then, unless otherwise agreed by Borrower, Administrative Agent and such Lenders, Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same approximate proportion as the Competitive Bid Maximum of each Lender for such Competitive Loan bears to the aggregate Competitive Bid Maximums of all such Lenders for such Competitive Loans (subject to clause (iv) above), and (vi) Borrower may not accept Competitive Bids for an aggregate amount in excess of the Competitive Loans requested in its Competitive Bid Request. Subject to the foregoing, in the event Competitive Bids accepted are in excess of the Competitive Bid Request, the Administrative Agent will allocate Competitive Loans pro rata among the Lenders accepting Competitive Bids.

       (g) Administrative Agent shall promptly notify by Requisite Notice each Lender whose Competitive Bid, or any portion thereof, has been accepted or rejected by Borrower. Any Competitive Bid or portion thereof not timely accepted by Borrower and/or timely notified by Administrative Agent to such Lender as having been accepted shall be deemed rejected.

       (h) In the case of a Eurodollar Margin Bid, Administrative Agent shall determine the Eurodollar Rate on the date which is two Business Days prior to the date of the proposed Competitive Loan, and shall promptly thereafter notify Borrower and Lenders whose Eurodollar Margin Bids were accepted by Borrower of such Eurodollar Rate.

       (i) Each Lender which has had a Competitive Bid, or portion thereof, accepted by Borrower shall make the funds for its Competitive Loan(s) available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for making such funds available on the Business Day specified in such Competitive Loan Request. Upon satisfaction of the applicable conditions set forth in Section 4.02, Administrative Agent shall make all funds so received available to Borrower.

       (j) Administrative Agent shall notify all Lenders after each Competitive Bid auction of the ranges of bids submitted (without the bidder's name) and accepted for each Competitive Loan and the aggregate amount of Competitive Loans borrowed.

       (k) Each Lender's Competitive Loan shall be evidenced by such Lender's Competitive Loan Note or by one or more loan accounts or records maintained by such Lender in the ordinary course of business, in each case subject to Section 2.01(b). Each Competitive Loan shall be due and payable on the maturity date of such Competitive Loan. Competitive Loans may not be prepaid without the consent of the Lender making such Competitive Loan, and, in such case, Competitive Loans may be non-ratably prepaid.

       (l) Subject to Section 2.07(c), Borrower shall pay interest on the unpaid principal amount of each Competitive Loan (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws) from the date borrowed until paid in full (whether by acceleration or otherwise) on the maturity date of such Competitive Loan.

       (m) Each Competitive Loan based on an interest rate margin above or below the Eurodollar Base Rate shall be subject to Sections 3.02, 3.03 and
3.05 as if such Competitive Loan was a Eurodollar Loan.

       (n) Borrower shall pay to Administrative Agent for its own account an administration fee for each Competitive Bid Request submitted (whether or not any bids are submitted or accepted), in accordance with a separate letter agreement between Borrower and Administrative Agent, which fee shall be payable quarterly in arrears on each Applicable Payment Date.

       2.04 LETTERS OF CREDIT. (a) THE LETTER OF CREDIT COMMITMENT. Subject to the terms and conditions set forth in this Agreement, until the Maturity Date, Issuing Lender shall take such Letter of Credit Actions as Borrower may from time to time request; PROVIDED, HOWEVER, that the Outstanding Obligations of each Lender (EXCLUDING any Lender's Competitive Loans) shall not exceed such Lender's Commitment and the Outstanding Obligations of all Lenders shall not exceed the combined Commitments at any time, and Letter of Credit Usage shall not exceed the Letter of Credit Sublimit at any time. Subject to subsection (f) below and unless consented to by Issuing Lender and Requisite Lenders, no Letter of Credit may expire more than 12 months after the date of its issuance or last renewal; PROVIDED, HOWEVER, that no Letter of Credit shall expire after the Maturity Date. If any Letter of Credit Usage remains outstanding after such date, Borrower shall, not later than such date, deposit cash in an amount equal to such Letter of Credit Usage in a Letter of Credit Cash Collateral Account.

       (b) REQUESTING LETTER OF CREDIT ACTIONS. Borrower may irrevocably request a Letter of Credit Action in a Minimum Amount therefor by delivering a Letter of Credit Application therefor to Issuing Lender, with a copy to Administrative Agent (who shall notify Lenders), by Requisite Notice not later than the Requisite Time therefor. Each Letter of Credit Action shall be in a form acceptable to Issuing Lender in its sole discretion. Unless Administrative Agent notifies Issuing Lender that such Letter of Credit Action is not permitted hereunder, or Issuing Lender notifies Administrative Agent that it has determined that such Letter of Credit Action is contrary to any Laws or policies of Issuing Lender, Issuing Lender shall, upon satisfaction of the applicable conditions set forth in Section 4.02 with respect to any Letter of Credit Action constituting an Extension of Credit, effect such Letter of Credit Action. This Agreement shall control in the event of any conflict with any Letter of Credit Application. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased from Issuing Lender a risk participation therein in an amount equal to such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

       (c) REIMBURSEMENT OF PAYMENTS UNDER LETTERS OF CREDIT. Borrower shall reimburse Issuing Lender through Administrative Agent for any payment that Issuing Lender makes under a Letter of Credit on or before the date of such payment; PROVIDED, HOWEVER, that if the conditions precedent set forth in
Section 4.02 can be satisfied, Borrower may request a Borrowing of Committed Loans to reimburse Issuing Lender for such payment pursuant to Section 2.02 (without regard to the Minimum Amount therefor), or, failing to make such request, Borrower shall be deemed to have requested a Borrowing of ABR Loans on such payment date pursuant to subsection (e) below (without regard to the Minimum Amount therefor).

       (d) FUNDING BY LENDERS WHEN ISSUING LENDER NOT REIMBURSED. Upon any drawing under a Letter of Credit, Issuing Lender shall notify Administrative Agent and Borrower. If Borrower fails to timely make the payment required pursuant to subsection (c) above, Issuing Lender shall notify Administrative Agent of such fact and the amount of such unreimbursed payment.
Administrative Agent shall promptly notify each Lender of its Pro Rata Share of such amount by Requisite Notice. Each Lender shall make funds in an amount equal to its Pro Rata Share of such amount available to Administrative Agent at Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified by Administrative Agent, and Administrative Agent shall remit the funds so received to Issuing Lender. The obligation of each Lender to so reimburse Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse Issuing Lender for the amount of any payment made by Issuing Lender under any Letter of Credit, together with interest as provided herein.

       (e) NATURE OF LENDERS' FUNDING. If the conditions precedent set forth in Section 4.02 can be satisfied (except for the giving of a Request for Extension of Credit) on any date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a Borrowing of ABR Loans (without regard to the Minimum Amount therefor) deemed requested by Borrower. If the conditions precedent set forth in Section 4.02 cannot be satisfied on the date Borrower is obligated to, but fails to, reimburse Issuing Lender for a drawing under a Letter of Credit, the funding by Lenders pursuant to the previous subsection shall be deemed to be a funding by each Lender of its risk participation in such Letter of Credit, and each Lender making such funding shall thereupon acquire a pro rata participation, to the extent of its reimbursement, in the claim of Issuing Lender against Borrower in respect of such payment and shall share, in accordance with that pro rata participation, in any payment made by Borrower with respect to such claim. Any amounts made available by a Lender under its risk participation shall be payable by Borrower upon demand of Administrative Agent, and shall bear interest at a rate per annum equal to the Default Rate.

       (f) SPECIAL PROVISIONS RELATING TO EVERGREEN LETTERS OF CREDIT. Borrower may request Letters of Credit that have automatic extension or renewal provisions ("EVERGREEN" Letters of Credit) so long as Issuing Lender consents in its sole and absolute discretion thereto and has the right to not permit any such extension or renewal at least annually within a notice period to be agreed upon at the time each such Letter of Credit is issued. Once an evergreen Letter of Credit is issued, unless Administrative Agent has notified Issuing Lender that Requisite Lenders have elected not to permit such extension or renewal, Borrower, Administrative Agent and Lenders shall be deemed to have authorized (but may not require) Issuing Lender to, in its sole and absolute discretion, permit the renewal of such evergreen Letter of Credit at any time to a date not later than the Maturity Date, and, unless directed by Issuing Lender, Borrower shall not be required to request such extension or renewal. Issuing Lender may, in its sole and absolute discretion not to be unreasonably withheld, elect not to permit an evergreen Letter of Credit to be extended or renewed at any time.

       (g) OBLIGATIONS ABSOLUTE. The obligation of Borrower to pay to Issuing Lender the amount of any payment made by Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligation shall not be affected by any of the following circumstances:

              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

              (ii) any amendment or waiver of or any consent to departure from such Letter of Credit, this Agreement, or any other agreement or instrument relating hereto or thereto;

              (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against Issuing Lender, Administrative Agent or any Lender, any beneficiary of such Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

              (iv) any demand, statement, or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

              (v) payment by Issuing Lender in good faith under such Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit; or any payment made by Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Laws;

              (vi) the solvency or financial responsibility of any party issuing any documents in connection with such Letter of Credit;

              (vii) any error in the transmission of any message relating to such Letter of Credit not caused by Issuing Lender, or any delay or interruption in any such message;

              (viii) any error, neglect or default of any correspondent of Issuing Lender in connection with such Letter of Credit;

              (ix) any consequence arising from acts of God, wars, insurrections, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of Issuing Lender;

              (x) so long as Issuing Lender in good faith determines that the document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to Issuing Lender in connection with such Letter of Credit; and

              (xi) any other circumstances whatsoever where Issuing Lender has acted in good faith;

       PROVIDED that the foregoing shall not be construed to excuse the Issuing Lender from liability to Borrower to the extent the damages suffered by Borrower that are caused by the Issuing Lender's failure to exercise reasonable care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms of thereof or by the Issuing Lender's gross negligence or willful misconduct.

       In addition, Borrower will promptly examine a copy of each Letter of Credit and amendments thereto delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Issuing Lender in writing. Borrower shall be conclusively deemed to have waived any such claim against Issuing Lender and its correspondents unless such notice is given as aforesaid.

       (h) ROLE OF ISSUING LENDER. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of Issuing Lender shall be liable to any Lender for any action taken or omitted in connection herewith at the request or with the approval of Lenders or Requisite Lenders, as applicable; any action taken or omitted in the absence of gross negligence or willful misconduct; or the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of Issuing Lender, shall be liable or responsible for any of the matters described in subsection (g) above. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

       (i) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws, and (ii) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits ("UCP"), as published in its most recent version by the International Chamber of Commerce (the "ICC") on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

       (j) LETTER OF CREDIT FEE. On each Applicable Payment Date, Borrower shall pay to Administrative Agent in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the Applicable Percentage for Eurodollar Loans TIMES the actual daily maximum amount available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Applicable Payment Date:

       If there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

       (k) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO ISSUING LENDER. On each Applicable Payment Date, Borrower shall pay directly to Issuing Lender for its sole account a fronting fee as set forth in a separate letter agreement between Borrower and Issuing Lender (or any greater or lesser amount as may be agreed upon by Borrower and Issuing Lender), payable quarterly in arrears on each Applicable Payment Date. In addition, Borrower shall pay directly to Issuing Lender, upon demand, for its sole account its customary documentary and processing charges in accordance with its standard schedule, as from time to time in effect, for any Letter of Credit Action or other occurrence relating to a Letter of Credit for which such charges are customarily made. Such fees and charges are nonrefundable.

       2.05 PREPAYMENTS. (a) Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time voluntarily prepay Committed Loans in part in the Minimum Amount therefor or in full without premium or penalty. Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.05.

       (b) If for any reason the Outstanding Obligations exceed the combined Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrower shall immediately prepay Loans and/or deposit cash in a Letter of Credit Cash Collateral Account in an aggregate amount equal to such excess.

       (c) Each payment or prepayment on account of Competitive Loans must be made ratably among all outstanding Competitive Loans of the same type borrowed on the same day; PROVIDED, HOWEVER, that no Competitive Loan may be prepaid without the prior written consent of Lender making such Competitive Loan.

       2.06 REDUCTION OR TERMINATION OF COMMITMENTS. Upon Requisite Notice to Administrative Agent not later than the Requisite Time therefor, Borrower may at any time and from time to time, without premium or penalty, permanently and irrevocably reduce the Commitments in a Minimum Amount therefor to an amount not less than the Outstanding Obligations at such time or terminate the Commitments. Any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitments being reduced or terminated. Administrative Agent shall promptly notify Lenders of any such request for reduction or termination of the Commitments. Each Lender's Commitment shall be reduced by an amount equal to such Lender's Pro Rata Share TIMES the amount of such reduction.

       2.07 PRINCIPAL AND INTEREST. (a) Except as otherwise provided hereunder, if not sooner paid, Borrower agrees to pay the outstanding principal amount of each Committed Loan on the Maturity Date.

       (b) If all or any portion of the principal amount of any Loan (or any reimbursement obligation in respect of a Letter of Credit), or any interest payable thereon or fee payable hereunder, or any other amounts payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), subject to any grace periods therefor, such overdue amount shall bear interest at a rate (the "DEFAULT RATE") per annum which is the lesser of (i) the then current rate of interest respecting such payment or other amount (or in the absence of a rate, the ABR), as the case may be, plus two percent (2%) and (ii) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such payment is paid in full (whether after or before judgment).

       (c) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be payable upon demand.

       2.08 FEES. (a) FACILITY FEE. Borrower shall pay to Administrative Agent for the account of each Lender a facility fee ("FACILITY FEE") equal to the Applicable Percentage TIMES the actual daily amount of its Commitment, regardless of usage. The Facility Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more conditions in
Section 4 are not met.

       (b) UTILIZATION FEE. During any quarter that the average daily Outstanding Obligations of all Lenders exceed fifty percent (50%) of the combined Commitments, Borrower shall pay to Administrative Agent for the account of each Lender a utilization fee ("UTILIZATION FEE") equal to the Applicable Percentage TIMES the average daily Outstanding Obligations during such quarter. The Utilization Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on each Applicable Payment Date. The Utilization Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more conditions in Section 4 are not met.

       (c) AGENCY FEES. Borrower shall pay to Administrative Agent an agency fee in such amounts and at such times as set forth in a separate letter agreement between Borrower and Administrative Agent. The agency fee is for the services to be performed by Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to Administrative Agent is solely for its own account and is nonrefundable.

       (d) OTHER FEES. On the Closing Date, Borrower shall pay to Administrative Agent such other fees in such amounts and at such times as set forth in separate letter agreements with Borrower. Such fees are fully earned on the date paid, are solely for the account of Arranger or each Lender, as applicable, and are nonrefundable.

       2.09 COMPUTATION OF INTEREST AND FEES. Computation of interest on ABR Loans when the ABR is determined by Bank of America's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

       2.10 MAKING PAYMENTS. (a) Except as otherwise provided herein, all payments by Borrower or any Lender hereunder shall be made to Administrative Agent at Administrative Agent's Office not later than the Requisite Time for such type of payment. Payments hereunder may be made by wire transfer to the Administrative Agent at the address shown for its Domestic Lending Office on
SCHEDULE 10.02, or, in the case of payments by the Borrower, the Administrative Agent may, but shall not be obligated to, debit the account of the Borrower maintained with the Administrative Agent for such purpose, with notice to the Borrower thereof.

All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America. All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

       (b) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, by crediting the Designated Deposit Account, and (ii) if payable to any Lender, by wire transfer to such Lender at its Lending Office. If such conditions are not so satisfied, Administrative Agent shall return any funds it is holding to the Lenders making such funds available, without interest.

       (c) Subject to the definition of "Interest Period," if any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest and fees.

       (d) Unless Borrower or any Lender has notified Administrative Agent prior to the date any payment to be made by it is due that it does not intend to remit such payment, Administrative Agent may, in its sole and absolute discretion, assume that Borrower or Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to Administrative Agent in immediately available funds, then:

              (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent at the Federal Funds Effective Rate; and

              (ii) if any Lender failed to make such payment, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent promptly shall notify Borrower, and Borrower shall repay such corresponding amount to Administrative Agent. Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Effective Rate and (B) from Borrower, at a rate per annum equal to the interest rate applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

       (e) If Administrative Agent or any Lender is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under Debtor Relief Laws, any portion of a payment made by Borrower, each Lender shall, on demand of Administrative Agent, return its share of the amount to be returned, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the daily Federal Funds Effective Rate.

       2.11 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.


                                     SECTION 3
                       TAXES, YIELD PROTECTION AND ILLEGALITY

       3.01   TAXES.  (a)   As between the Borrower on one hand, and each
Lender on the other hand, the Borrower shall be responsible for, and the Borrower shall indemnify and hold harmless each Lender (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "WITHHOLDINGS") imposed in respect of the interest payable on the Notes or with respect to any other payments under the Loan Documents (all such payments being referred to herein as "EXEMPT PAYMENTS" to be made without deduction, withholding or set off) (and, if any Lender receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Borrower shall discharge such demand on behalf of such Lender); except that the obligation of the Borrower under this Section
3.01 shall not apply to:

              (i) Withholdings on any Exempt Payment to any Lender which is a non-U.S. Person unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder) and on the date of any change in the principal place of business or the lending office of such Lender, entitled to submit (x) a Form W-8BEN (relating to such Lender and entitling it to a complete exemption from Withholding on such Exempt Payment under an applicable income tax treaty), (y) Form W-8ECI, or (z) Portfolio Exemption Certificate and is otherwise subject to exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Borrower; unless if a failure of exemption for any Lender results from a change in the principal place of business or lending office of any other Lender, in which case such other Lender shall be liable for any Withholding or indemnity with respect thereto),

              (ii) Any U.S. Taxes imposed solely by reason of the failure by a Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Lender if such compliance is required by statute or regulation of the United States of America or this Agreement as a precondition to relief or exemption from such U.S. Taxes; or

              (iii) Any foreign withholding tax unless such withholding tax is imposed as a result in a change in the jurisdiction under the laws of which Borrower is organized or in which Borrower maintains its principal place of business to a jurisdiction outside the United States or otherwise arises from the activities of the Borrower or any Affiliate of Borrower outside of the United States.

For the purposes of this Section 3.01, (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "FORM W-8BEN" shall mean Form W-8BEN (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (D) "FORM W-8ECI" shall mean Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (E) "PORTFOLIO EXEMPTION CERTIFICATE" shall mean, for any Lender which is not a U.S. Person and which is claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto and a certificate in the form of the certificate attached hereto as EXHIBIT P representing, inter alia, that such Lender (and, as applicable such Lender's beneficial owners) is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Each of the Forms referred to in the foregoing clauses (C), (D) and (E) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

              (b) If a Lender or an Affiliate with whom such Lender files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance (including for the avoidance of doubt, a refund) resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 3.01, such Lender will pay to the Borrower such part of that benefit as in the opinion of such Lender will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, PROVIDED always that (i) such Lender acting in good faith will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Lender acting in good faith will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Lender will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

              (c) Each non-U.S. Person that shall become a Lender on or after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Lender hereunder, be required to provide all of the forms and statements referenced above, including, without limitation, the forms referenced in Section 3.01(a)(i)(x), 3.01(a)(i)(y) or 3.01(a)(i)(z), and, if applicable, any other evidences of exemption from Withholdings.

              (d) Each Lender that is a U.S. Person shall deliver to Borrower (with a copy to the Administrative Agent) two copies of United States Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto. Such forms shall be delivered by such Lender on or before the date it becomes a party to this Agreement or designates a new lending office and such Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender.

       3.02 ILLEGALITY. If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable Eurodollar Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make Eurodollar Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or Convert all Eurodollar Loans of such Lender, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

       3.03 INABILITY TO DETERMINE RATES. If, in connection with any Request for Extension of Credit involving any Eurodollar Loan, Administrative Agent determines that (a) Dollar deposits are not being offered to banks in the applicable Eurodollar dollar market for the applicable amount and Interest Period of the requested Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Eurodollar Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Loan, Administrative Agent will promptly notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain such Eurodollar Loan shall be suspended until Administrative Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of Eurodollar Loans or, failing that, be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

       3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent but subject to the terms of Section 10.21 hereof), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

       (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to make loans and extensions of credit and other commitments of this type or upon the loans and extensions of credit, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent but subject to the terms of Section
10.21 hereof), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to make such loans and extensions of credit and the Lenders are not able to avoid or materially diminish or mitigate the need for such capital increases through the use of commercially reasonable efforts. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

       3.05 BREAKFUNDING COSTS. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

              (a) any Continuation, Conversion, payment or prepayment of any Loan other than an ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

              (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than an ABR Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

       3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. (a) A certificate of Administrative Agent or any Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, Administrative Agent or any Lender may use any reasonable averaging and attribution methods. For purposes of this
Section 3, a Lender shall be deemed to have funded each Eurodollar Loan at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the Eurodollar interbank market, whether or not such Eurodollar Loan was in fact so funded.

       (b) Borrower shall not have any obligation to pay any additional amounts owing under this Section 3 for any period which is more than one hundred twenty (120) days prior to the date upon which the request for payment therefor is delivered to Borrower.

       (c)    Upon any Lender making a claim for compensation under Section
3.01 or 3.04, Borrower may remove and replace such Lender in accordance with
Section 10.22.

       3.07 SURVIVAL. All of Borrower's obligations under this Section 3 shall survive termination of the Commitments and payment in full of all Obligations.


                                     SECTION 4
                    CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT

       4.01 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Extension of Credit hereunder is subject to satisfaction of the following conditions precedent:

              (a) Unless waived by all Lenders (or by Administrative Agent with respect to immaterial matters or items specified in subsection (v) or (vi) below with respect to which Borrower has given assurances satisfactory to Administrative Agent that they will be delivered promptly following the Closing Date), Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated on, or in the case of third-party certificates, recently before the Closing Date and each in form and substance satisfactory to Lenders and Administrative Agent and their legal counsel:

                     (i) executed counterparts of this Agreement, sufficient in number for distribution to Administrative Agent, Lenders and Borrower;

                     (ii) Committed Loan Notes executed by Borrower in favor of each Lender requesting same;

                     (iii) Competitive Loan Notes executed by Borrower in favor of each Lender requesting same;

                     (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer thereof;

                     (v) such evidence as Administrative Agent and Lenders may reasonably require to verify that Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business (except, in the case of qualification to engage in business in jurisdictions other than that of its organization and of its chief executive office, failure to so qualify would not have a Material Adverse Effect), including certified copies for the Borrower of its Organization Documents, certificates of good standing and/or qualification to engage in business, tax clearance certificates, and the like;

                     (vi) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.01(c) and (d) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has a Material Adverse Effect; and (C) the current Debt Ratings, if applicable;

                     (vii) an opinion of counsel to Borrower in form and substance satisfactory to Administrative Agent and Lenders; and

                     (viii) such other assurances, certificates, documents,
              consents or opinions as Administrative Agent, Issuing Lender or Lenders reasonably may require.

              (b) Any fees required to be paid on or before the Closing Date shall have been paid.

              (c) The representations and warranties made by Borrower herein, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the Closing Date.

              (d) Borrower shall be in compliance with all the terms and provisions of the Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing.

       4.02 CONDITIONS TO ALL EXTENSIONS OF CREDIT. In addition to any applicable conditions precedent set forth elsewhere in this Section 4 or in
Section 2, the obligation of each Lender to honor any Request for Extension of Credit is subject to the following conditions precedent:

              (a) the representations and warranties of Borrower contained in Section 5, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be correct in all material respects on and as of the date of such Extension of Credit, except to the extent that such representations and warranties specifically refer to an earlier date.

              (b) no Default or Event of Default exists, or would result from such proposed Extension of Credit.

              (c) Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

       Each Request for Extension of Credit by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of such Extension of Credit.


                                     SECTION 5
                           REPRESENTATIONS AND WARRANTIES

       Borrower represents and warrants to Administrative Agent and Lenders that:

       5.01 CORPORATE EXISTENCE. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       5.02 POWER AND AUTHORITY. The execution and delivery by Borrower of this Agreement and the other applicable Loan Documents to which it is or will be a party as of such date and the performance by Borrower of its respective obligations under this Agreement and the other applicable Loan Documents to which it is or will be a party are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action on the part of Borrower (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Requirements of Law which is binding on Borrower or any of its Subsidiaries, except to the extent that any such violations would not reasonably be expected to have a Material Adverse Effect, (ii) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of Borrower or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on Borrower or any of its Subsidiaries, except, in the case of any such agreements, indentures, instruments or other documents, as would not reasonably be expected to have a Material Adverse Effect, or (iii) result in, or require, the creation or imposition of any Lien on any asset Borrower or any of its Subsidiaries, except to the extent any of the foregoing Liens referenced in this subsection
(iii) are
permitted pursuant to the Loan Documents or as would not otherwise reasonably be expected to have a Material Adverse Effect.

       5.03 ENFORCEABILITY. This Agreement and the other applicable Loan Documents to which Borrower is a party, executed prior to and as of such date, constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity.

       5.04 LEGAL PROCEEDINGS. Other than as described in EXHIBIT J hereto, there are no material actions, suits or proceedings pending or, to its knowledge, threatened against Borrower in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Loan Document or any transaction contemplated thereby) that (i) question the validity or enforceability of any Loan Document or any transaction described in the Loan Documents or (ii) shall have or could reasonably be expected to have a Material Adverse Effect.

       5.05 COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are in compliance with applicable Requirements of Law, except to the extent that non-compliance would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

       5.06 USE OF PROCEEDS. Except as otherwise contemplated by the Loan Documents, Borrower shall not use the proceeds of any Loan for any purpose other than working capital expenditures, acquisitions, dividends, capital expenditures and other lawful corporate purposes.

       5.07 DISCLOSURE. All information heretofore or contemporaneously herewith furnished by Borrower or any of their Subsidiaries to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower or any of its Subsidiaries to Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

       5.08 YEAR 2000. The Borrower reasonably believes that the Year 2000 Problem has been appropriately addressed by it and the Year 2000 Problem does not exist with respect to it on the date hereof and will not hereafter exist with respect to it, to the extent such Year 2000 Problem would cause or be reasonably expected to cause a Material Adverse Effect.

       5.09 ABSENCE OF DEFAULT. No Default or Event of Default has occurred and is continuing.

       5.10 ERISA COMPLIANCE. Except as would not reasonably be expected to have a Material Adverse Effect:

              (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Pension Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Pension Plan; (iii) each Pension Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Pension Plan has arisen or is reasonably likely to arise on account of any Plan;

              (b) Neither Borrower nor any Subsidiary of Borrower has incurred, or, to the best knowledge of Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan, and no ERISA Affiliate has incurred or, to the best knowledge of Borrower, could reasonably be expected to incur, such withdrawal liability that could result in liability to Borrower or any Subsidiary of Borrower. Neither Borrower nor any Subsidiary of Borrower has received, nor to Borrower's best knowledge has any ERISA Affiliate received, any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the actual knowledge of Borrower, reasonably expected to be in reorganization, insolvent, or terminated;

              (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject Borrower or any Subsidiary of Borrower to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Borrower or any Subsidiary of Borrower has agreed or is required to indemnify any person against any such liability;

              (d) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

       5.11 FINANCIAL CONDITION. The consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of December 31, 1998, together with related consolidated statements of operations and retained earnings and of cash flows as of December 31, 1998 and the consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of September 30, 1999, together with related consolidated statements of operations and retained earnings and of cash flows as of September 30, 1999, fairly present in all material respects the consolidated financial condition of Parent and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of Parent and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject with respect to the September 30, 1999 financial statements, to changes resulting from audit and normal year-end audit adjustments.

       5.12 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extensions of Credit hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors.

       (b) Neither Borrower nor any of its Subsidiaries are (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.


                                     SECTION 6
                               AFFIRMATIVE COVENANTS

       So long as any Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall, and shall (except in the case of Borrower's reporting covenants) cause each Subsidiary to:

       6.01 PRESERVATION OF EXISTENCE. Except as permitted by the express provisions of this Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction, except to the extent failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

       6.02 PAYMENT OF TAXES AND CLAIMS. Pay, discharge and perform (a) all taxes, assessments and other governmental charges or levies that may be imposed or assessed upon it or upon its income or profits, or upon any of its property before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies which, if unpaid might give rise to a Lien upon any of its properties), (c) all other indebtedness, obligations and liabilities in accordance with customary trade practices, except to the extent failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect, EXCEPT THAT Borrower and its Subsidiaries may contest any item described in this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP, unless the failure to make such payment would not be reasonably expected to have a Material Adverse Effect.

       6.03 INSPECTION RIGHTS. Provided that Administrative Agent and Lenders use reasonable efforts to minimize disruption to the businesses of the Borrower and its Subsidiaries, permit representatives of Administrative Agent or any Lender, from time to time for purposes of administering the credit evidenced by this Agreement and subject to the confidentiality provisions hereof, to visit and inspect their properties and books and records and to make photocopies or photographs thereof and to write down and record any information such representative obtains and Borrower and its Subsidiaries shall permit Administrative Agent or its representatives to investigate and verify the accuracy of information provided to Administrative Agent or Lenders, and to discuss all such matters with the officers, employees and representatives of such Person, except that all intellectual property of the Borrower and its Subsidiaries are excluded from any such inspection or investigation. Unless and until a Default or an Event of Default shall have occurred and be continuing, individual Lenders shall be limited to one such inspection in any calendar year and all such visitations and inspections shall be at the expense of Lenders and shall be conducted during normal business hours unless otherwise agreed by Borrower and Administrative Agent; PROVIDED, HOWEVER, that all such visitations and inspections conducted after the occurrence and during the continuance of any Default or Event of Default shall be at Borrower's sole cost and expense and shall be conducted without limitation as to normal business hours.

       6.04 FINANCIAL STATEMENTS. Deliver to Administrative Agent and each Lender, in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders:

              (a) As soon as available, and in any event within 105 days after the close of each fiscal year of Parent and its Consolidated Subsidiaries, a consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and certified by independent certified public accountants of recognized national standing reasonably acceptable to Administrative Agent (provided that Ernst & Young LLP and any other nationally recognized accounting firm shall be deemed acceptable to Administrative Agent), and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of Parent, Borrower and Consolidated Subsidiaries of Parent as a going concern.

              (b) As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of Parent and its Consolidated Subsidiaries, a consolidated balance sheet and income statement of Parent and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to Administrative Agent and Requisite Lenders, and accompanied by a certificate of a Responsible Officer of Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Parent and its Consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

       6.05 CERTIFICATES, NOTICES AND OTHER INFORMATION. Deliver to Administrative Agent and each Lender, in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders:

              (a) promptly after request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

              (b) promptly after the occurrence thereof, notice of any Material Adverse Effect;

              (c) promptly upon any discovery or determination that any of its computer applications that are material to its or any of its Subsidiaries' business and operations are not Year 2000 Compliant, notice thereof, except to the extent that such failure does not have a Material Adverse Effect;

              (d) promptly, notice of any announcement by Moody's or S&P of any change or possible change in a Debt Rating if applicable/available; and

              (e) At the time of delivery of the financial statements provided for in Section 6.04 above, a certificate of a Responsible Officer of Borrower substantially in the form of EXHIBIT B, (i) demonstrating compliance with the financial covenants contained in
       Section 7.05 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default with respect to Borrower exists, or if any Default or Event of Default with respect to Borrower does exist, specifying the nature and extent thereof and what action Borrower proposes to take with respect thereto.

              (f) Promptly upon transmission or receipt thereof, copies of any filings and registrations with, and public reports to or from, the Securities and Exchange Commission, or any successor agency (excluding preliminary filings or reports for which confidential treatment is sought), and copies of all financial statements, proxy statements, notices and reports as Parent or any Consolidated Subsidiary shall send to its public shareholders (excluding AMR Corporation) or to a holder of any Indebtedness owed by Parent or any Consolidated Subsidiary in its capacity as such a holder.

              (g) Upon any Responsible Officer of Borrower obtaining knowledge thereof, Borrower will give written notice to Administrative Agent promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action, if any, Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to Parent or any Consolidated Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person or the Properties which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

              (h) With reasonable promptness upon any such request, such other information regarding the businesses, properties or financial condition of Borrower and its Consolidated Subsidiaries as Administrative Agent or any Lender may reasonably request.

       Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

       6.06 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

       6.07 COMPLIANCE WITH LAWS. Comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (whether real, personal or mixed, or tangible or intangible) if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

       6.08 MAINTENANCE OF INSURANCE. At all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice for companies engaged in similar activities in similar geographic areas as Borrower.

       6.09 MAINTENANCE OF PROPERTIES. Maintain and preserve its properties and equipment material to the conduct of its businesses in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, unless the failure to do any of the foregoing would not have a Material Adverse Effect.

       6.10 COMPLIANCE WITH AGREEMENTS. Perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

       6.11 USE OF PROCEEDS. Use the proceeds of Extensions of Credit for lawful general corporate purposes not otherwise in contravention of this Agreement.

                                     SECTION 7
                                 NEGATIVE COVENANTS

       So long as any Obligations remain unpaid or unperformed, or any portion of the Commitments remains outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

       7.01 INDEBTEDNESS. Permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness in the aggregate in excess of ten percent (10%) of the Consolidated Gross Revenue of Parent and its Consolidated Subsidiaries for the immediately preceding twelve-month period based on GAAP, and to the extent such aggregate Indebtedness exceeds such amount, such excess amount of Indebtedness shall be subordinated (on terms and conditions reasonably satisfactory to the Requisite Lenders) to the loans and obligations owing hereunder.

       7.02 LIENS AND NEGATIVE PLEDGES. Contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets (including stock or other securities of any Person, including any Subsidiary), whether now owned or after acquired, except:

              (i) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security laws or regulations;

              (ii) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

              (iii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested;

              (iv)   Liens for taxes not yet due or which are being contested;

              (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Borrower or any Subsidiary or the value of such property for the purpose of such business;

              (vi) Liens upon any property acquired, constructed or improved by Borrower or any Subsidiary which are created or incurred contemporaneously with or within 90 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement (but no other amounts); PROVIDED that any such Lien or security interest shall not apply to any other property of Borrower or any Subsidiary;

              (vii) Liens on property existing at the time such property is acquired by Borrower or any Subsidiary; PROVIDED, in each case, that such liens were not created in contemplation of the acquisition by Borrower or any Subsidiary of such property;

              (viii) Liens existing on the date of this Agreement and disclosed in the financial statements referred to in Section 5.11 or the notes thereto (and including, in any event, Liens existing in connection with the Lease Financing Facility, to the extent the Liens were not objected to by Administrative Agent and Requisite Lenders);

              (ix) other Liens on assets other than inventory or accounts receivable created, incurred, assumed or permitted to exist in the ordinary course of its business or customary in its industry;

              (x) extensions, renewals and replacements of Liens referred to in paragraphs (i) through (ix) of this Section; PROVIDED, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

              (xi) Liens created or deemed to exist in connection with a Permitted Securitization Transaction (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables and related property actually sold, contributed or otherwise conveyed pursuant to such transaction; and

              (xii) Liens created in order to cash collateralize obligations of Borrower and its Consolidated Subsidiaries not to exceed $15,000,000 in the aggregate from time to time outstanding.

       7.03 FUNDAMENTAL CHANGES. Merge with or into or consolidate or combine with any other Person; except that: (i) any Subsidiary (direct or indirect) of Borrower may merge with or into or consolidate or combine with Borrower or any other Subsidiary (direct or indirect) of Borrower (whether in one transaction or a series of transactions); (ii) any Subsidiary (direct or indirect) of Borrower may merge, consolidate or combine with any Person if the surviving Person is a Subsidiary (direct or indirect) of Borrower; (iii) if no Default or Event of Default shall have occurred at the time of or immediately after giving effect to such transaction and be continuing, Borrower may merge, consolidate or combine with any Person if the surviving corporation is Borrower; and (iv) any Subsidiary (direct or indirect) of Borrower may merge, consolidate or combine with any other Person as part of a transaction in which the surviving Person is not a Subsidiary (direct or indirect) of Borrower, to the extent that the sum of (A) the aggregate net book value of such Subsidiary, plus (B) the aggregate net book value of all other Subsidiaries (direct or indirect) of Borrower previously or contemporaneously merged, consolidated or combined pursuant to this Section, plus (C) the previous or contemporaneous

Asset Dispositions pursuant to Section 7.04, does not exceed twenty-five percent (25%) of Parent's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

       7.04 ASSET DISPOSITIONS. Make any Asset Disposition (including, without limitation, any sale/leaseback transaction); except that Borrower and its Subsidiaries (direct or indirect) may make: (i) Asset Dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; (ii) Asset Dispositions on reasonable commercial terms and for fair value or which would not have a Material Adverse Effect (except that dispositions of any of the capital stock or all or substantially all of the assets of any Subsidiary shall not be permitted under this clause (ii)); (iii) Asset Dispositions to other Subsidiaries; (iv) Asset Dispositions to any Person that becomes a Subsidiary (direct or indirect) of Borrower as part of a transaction or series of transactions that includes the Asset Disposition; and
(v) Asset Dispositions to any Person where the sum of (A) the aggregate net book value of the transferred assets, plus (B) the aggregate net book value of all transactions pursuant to Section 7.03(iv), plus (C) the aggregate net book value of the transferred assets in all previous or contemporaneous Asset Dispositions pursuant to this Section, does not exceed twenty-five percent (25%) of Parent's total consolidated assets as shown on its consolidated balance sheet for its most recent prior fiscal quarter.

       7.05 FINANCIAL COVENANTS. (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio, as of the last day of each fiscal quarter of Parent and its Consolidated Subsidiaries, to be greater than 3.0:1.0.

       (b) CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth at any time to be less than the sum of $589 million, PLUS on a cumulative basis as of the end of each fiscal quarter of Parent and its Consolidated Subsidiaries, commencing with the fiscal quarter ending September 30, 1999, an amount equal to fifty percent (50%) of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended, PLUS fifty percent (50%) of the net proceeds from Equity Issuances occurring after the Closing Date, MINUS amounts used to repurchase or redeem capital stock of Parent during the fiscal quarter then ended, MINUS dividends paid to shareholders of Parent in connection with any Spin-Off Transaction to the extent, but only to the extent, (i) such dividends are paid solely and expressly with respect to such Spin-Off Transaction, (ii) such dividends are paid within the period of twelve (12) consecutive calendar months following the effective date of such Spin-Off Transaction, (iii) such reduction in Consolidated Tangible Net Worth for dividends shall be made one and only one time in connection with the first such payment of dividends and (iv) such reduction in Consolidated Tangible Net Worth for dividends shall not exceed $500 million notwithstanding that the actual amount of dividends paid at such time may exceed $500 million.

       7.06 PERMITTED SECURITIZATION TRANSACTION. Enter into or permit to exist any Securitization Transaction that is not a Permitted Securitization Transaction.

       7.07 TRANSACTIONS WITH AFFILIATES. Enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.


                                     SECTION 8
                           EVENTS OF DEFAULT AND REMEDIES

       8.01 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default:

              (a) Borrower fails to pay any principal on any Outstanding Obligation (other than fees) as and on the date when due; or

              (b) Borrower fails to pay any interest on any Outstanding Obligation, or any Facility Fee or Utilization Fee due hereunder within three (3) Business Days after the date due; or fails to pay any other fees or amount payable to Administrative Agent or any Lender under any Loan Document within five (5) days after the date due;

              (c) (i) Borrower shall fail to observe or perform any term, covenant, obligation or condition of Borrower under this Agreement or any other Loan Document to which Borrower is a party other than those set forth in Sections 8.01(a) or (b) hereof, and such failure shall continue for thirty (30) days (except for the covenants set forth in Sections 7.01, 7.03, 7.04 and 7.05 for which there shall be no such grace period) after notice thereof to Borrower, or (ii) any representation or warranty made by Borrower set forth in this Agreement or in any other Loan Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way when made;

              (d) An Event of Default shall have occurred and be continuing under the Lease Financing Facility;

              (e) Borrower, Parent or any of their respective Subsidiaries shall default (beyond applicable periods of grace and/or notice and cure) in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $25,000,000; or any other event or condition shall occur which results in the maturity of such Indebtedness being accelerated other than at the option of Borrower, Parent or any such Subsidiary, except with respect to any Subsidiary other than Borrower, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Event of Default hereunder;

              (f) The liquidation or dissolution of Borrower, Parent or any of their respective Subsidiaries, or the suspension of the business of Borrower, Parent or any of their respective Subsidiaries, or the filing by Borrower, Parent or any of their respective Subsidiaries, of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower, Parent or any of their respective Subsidiaries, indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by Borrower, Parent or any of their respective Subsidiaries, for, or the appointment by consent or acquiescence of Borrower, Parent or any of their respective Subsidiaries, of a receiver, a trustee or a custodian of Borrower, Parent or any of their respective Subsidiaries, for all or a substantial part of its property; the making by Borrower, Parent or any of their respective Subsidiaries, of any assignment for the benefit of creditors; the admission by Borrower, Parent or any of their respective Subsidiaries, in writing of its inability to pay its debts as they mature or Borrower, Parent or any of their respective Subsidiaries, is generally not paying its debts and other financial obligations as they become due and payable; or Borrower, Parent or any of their respective Subsidiaries, taking any corporate action to authorize any of the foregoing, except with respect to any Subsidiary other than Borrower, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Event of Default hereunder;

              (g) The filing of an involuntary petition against Borrower, Parent or any of their respective Subsidiaries, in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower, Parent or any of their respective Subsidiaries, for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, Parent or any of their respective Subsidiaries, and the continuance of any of such events for sixty (60) days undismissed or undischarged, except with respect to any Subsidiary other than Borrower, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Event of Default hereunder;

              (h) The adjudication of Borrower, Parent or any of their respective Subsidiaries, as bankrupt or insolvent, except with respect to any Subsidiary other than Borrower, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Event of Default hereunder;

              (i) The entering of any order in any proceedings against Borrower, Parent or any of their respective Subsidiaries, decreeing the dissolution, divestiture or split-up of Borrower, Parent or any of their respective Subsidiaries, and such order remains in effect for more than sixty (60) days, except with respect to any Subsidiary other than Borrower, to the extent any of the foregoing does not result in a Material Adverse Effect or any other Event of Default hereunder;

              (j) Any report, certificate, financial statement or other instrument delivered to Administrative Agent by or on behalf of Borrower pursuant to the terms of this Agreement or any other Loan Document is false or misleading in any material respect when made or delivered;

              (k) A final judgment or judgments for the payment of money shall be rendered by a court or courts against Borrower, Parent or any of their respective Subsidiaries, or any of their assets in excess of $15,000,000 in the aggregate, and (i) the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or (ii) Borrower, Parent or any of their respective Subsidiaries, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or (iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within sixty (60) days after a decision has been reached with respect to such appeal and the related stay has been lifted;

              (l) (i) Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA; or (ii) notice of intent to terminate a Pension Plan or Pension Plans having aggregate Unfunded Liabilities in excess of $15,000,000 shall be filed under Title IV of ERISA by Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Pension Plan or Pension Plans or a proceeding shall be instituted by a fiduciary of any such Pension Plan or Pension Plans against Borrower or any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Pension Plan or Pension Plans must be terminated; provided, in any case under (i)-(iv) herein, only where Borrower or any Subsidiary of Borrower is reasonably expected to incur liability in excess of $15,000,000;

              (m) (i) As a result of one (1) or more transactions after the date of this Agreement, any "person" or "group" of persons other than AMR Corporation shall have "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of thirty-five percent (35%) or more of the outstanding common stock of Parent; or
       (ii) without limiting the generality of the foregoing, during any period of twelve (12) consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such period of twelve (12) months were directors of Parent shall cease for any reason (other than AMR Corporation ceasing to have "beneficial ownership" as described in clause (o)(i) above) to constitute a majority of the board of directors of Parent, PROVIDED, that the relationships among the respective shareholders of Parent on the Closing Date shall not be deemed to constitute all or any combination of them as a "group" for purposes of clause (m)(i); or

              (n) Any Loan Document shall cease to be in full force and effect unless replaced by a successor agreement.

       8.02 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of Administrative Agent or Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

              (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in clauses (f),
       (g) or (h) of Section 8.01:

                     (i) Requisite Lenders may request Administrative Agent to, and Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                     (ii) Issuing Lender may, with the approval of Administrative Agent on behalf of Requisite Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letter of Credit Usage to be held in a Letter of Credit Cash Collateral Account.

              (b) Upon the occurrence of any Event of Default described in clauses (f),(g) or (h) of Section 8.01:

                     (i) the Commitments and all other obligations of Administrative Agent or Lenders shall automatically terminate without notice to or demand upon Borrower, which are expressly waived by Borrower;

                     (ii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be immediately due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower; and

                     (iii) an amount equal to the aggregate amount of all outstanding Letter of Credit Usage shall be immediately due and payable to Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held in a Letter of Credit Cash Collateral Account.

              (c) Upon the occurrence of any Event of Default, Lenders and Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed to (but only with the consent of Requisite Lenders) protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by Law or equity.

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

              (d) Except as permitted by Section 10.05, no Lender may exercise any rights or remedies with respect to the Obligations without the consent of Requisite Lenders in their sole and absolute discretion. The order and manner in which Administrative Agent's and Lenders' rights and remedies are to be exercised shall be determined by Requisite Lenders in their sole and absolute discretion. Regardless of how a Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder, payments shall be applied FIRST, to costs and expenses (including Attorney Costs) incurred by Administrative Agent and each Lender, SECOND, to the payment of accrued and unpaid interest on the Loans to and including the date of such application, THIRD, to the payment of the unpaid principal of the Loans, and FOURTH, to the payment of all other amounts (including fees) then owing to Administrative Agent and Lenders under the Loan Documents, in each case paid pro rata to each Lender in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all Lenders, without priority or preference among Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.


                                     SECTION 9
                                ADMINISTRATIVE AGENT

       9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

       (b) Issuing Lender shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of Requisite Lenders to act for such Issuing Lender with respect thereto; PROVIDED, HOWEVER, that Issuing Lender shall have all of the benefits

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and immunities (i) provided to Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9 included Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

       9.02 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

       9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Administrative Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Subsidiary or Affiliate thereof.

       9.04   RELIANCE BY ADMINISTRATIVE AGENT. (a)   Administrative Agent
shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Requisite Lenders or all Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. Where this Agreement expressly permits or prohibits an action unless Requisite Lenders otherwise determine, and in all

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other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of Lenders.

       (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

       9.05 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Lenders in accordance with Section 8; PROVIDED, HOWEVER, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

       9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any of its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Lender, including any Lender by assignment, represents to Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries and Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its

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

Subsidiaries or Affiliates which may come into the possession of any Administrative Agent-Related Person.

       9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

       9.08 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Bank of America were not Administrative Agent or Issuing Lender hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or Issuing Lender.

       9.09 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to Lenders and Borrower. If Administrative Agent resigns under this Agreement, Requisite Lenders shall appoint from among Lenders a successor administrative agent for Lenders which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which approval of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor

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

administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Requisite Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Requisite Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

       9.10 CO-AGENTS; LEAD MANAGERS. None of Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                     SECTION 10
                                   MISCELLANEOUS

       10.01 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom shall be effective unless in writing signed by Requisite Lenders and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, without the approval in writing of Administrative Agent and each of the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective to:

              (a) Reduce the amount of principal or required principal payments of any Outstanding Obligations;

              (b) Reduce the rate of interest payable on any Outstanding Obligations or the amount of any fee or other amount payable to any Lender under the Loan Documents (unless consented to by each Lender entitled to receive such fee or other amount), including in each case, any change in the way any financial covenant used to determine the Applicable Percentage is calculated;

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

              (c) Waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest, the Facility Fee or the Utilization Fee;

              (d) Postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Loan or any installment of any facility fee or utilization fee, to extend the term of, or increase the amount of, any Lender's Commitment (it being understood that a waiver of any Event of Default not referred to in subsection (c) above shall require only the consent of Required Lenders) or modify the Pro Rata Share of any Lender;

              (e) Amend the definition of "REQUISITE LENDERS" or the provisions of Section 9, this Section 10.01 or Section 10.06; or

              (f) Amend any provision of this Agreement that expressly requires the consent or approval of all Lenders;

              (g)    Release Borrower from its obligations under the Loan
       Documents;

       PROVIDED, HOWEVER, that (i) no amendment, waiver or consent shall, unless in writing and signed by Issuing Lender in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Issuing Lender, (ii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Requisite Lenders or all Lenders, as the case may be, affect the rights or duties of Administrative Agent, (iii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto, and (iv) the Administrative Agent may, without the consent of the Lenders, enter into amendments, modifications or waivers to cure ambiguities or errors or that would not otherwise be to the detriment of any Lender. Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all Lenders and Administrative Agent.

       10.02 NOTICES. All notices required or permitted to be given under any Loan Document shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refused delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished.

       Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on SCHEDULE 10.02 hereof.

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       From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

       10.03 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Loan Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Administrative Agent and the cost of independent public accountants and other outside experts retained by Administrative Agent or any Lender. The agreements in this Section shall survive repayment of all Obligations.

       10.04 BINDING EFFECT; ASSIGNMENT. (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and assigns, except that, Borrower may not assign its rights and obligations hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders and any such attempted assignment shall be void. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release such Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

       (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment and/or Extensions of Credit; PROVIDED that (i) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by Borrower at all times other than during the existence of a Default or Event of Default and by Administrative Agent and Issuing Lender (which approval of Borrower shall not be unreasonably withheld or delayed), (ii) a copy of a duly signed and completed Assignment and Acceptance shall be delivered to Administrative Agent and Borrower, (iii) except in the case of an assignment
(A) to an Affiliate of the assigning Lender or to another Lender or (B) of the entire remaining Commitment of the assigning Lender, the portion of the Commitment assigned shall not be less than the Minimum Amount therefor, and
(iv) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date Administrative Agent has received the Assignment and Acceptance. Upon obtaining any consent required as set forth in the prior sentence and

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payment of the requisite fee described below, the assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver upon request (against delivery by the assigning Lender to Borrower of any Note) to such assignee Lender, one or more Notes evidencing such assignee Lender's Loans, and to the assigning Lender, if requested, one or more Notes evidencing Loans under any Commitment retained by the assigning Lender. Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter. For purposes hereof, each mutual fund that is an Affiliate of a Lender shall be deemed to be a single Eligible Assignee, whether or not such fund is managed by the same fund manager as other mutual funds that are Affiliates of the same Lender.

       (c) The Administrative Agent shall maintain at its address referred to in SCHEDULE 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (d) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $3,500 (including in the case of assignments to Affiliates of assigning Lenders), Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and Lenders a revised SCHEDULE 10.02 giving effect thereto.

       (e) Each Lender may from time to time, without the consent of any other Person, grant participations to one or more other Person (including another Lender) all or any portion of its Pro Rata Share of its Commitment and/or Extensions of Credit; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 3 (but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation) and subject to Sections 10.05 and 10.06, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation agreement shall not restrict an increase in the combined Commitments or in the granting Lender's Commitment or Pro Rata Share, so long as the amount of the participation interest is not increased, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents; PROVIDED, HOWEVER, that the assigning Lender may, in any agreement with a participant, give such participant the right to consent to any matter which (A) extends the Maturity Date as to such participant or any other date upon which any payment of

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money is due to such participant, (B) reduces the rate of interest owing to such participant, any fee or any other monetary amount owing to such participant, or (C) reduces the amount of any installment of principal owing to such participant. Any Lender that sells a participation to any Person that is not a U.S. Person as defined in Section 3.01 shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 3.01(c) as if such Person were a Lender and provide that Administrative Agent and Borrower shall be third party beneficiaries of such covenant.

       10.05 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders or any assignee or participant of any Lender or any Affiliate thereof (each, a "PROCEEDING PARTY") provided by law, upon the occurrence and during the continuance of any Event of Default, each Proceeding Party is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to proceed directly, by right of set-off, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of such Proceeding Party (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Proceeding Party to or for the credit or the account of Borrower) and apply such assets against the Obligations, irrespective of whether such Proceeding Party shall have made any demand therefor and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

       10.06 SHARING OF PAYMENTS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or otherwise, receives payment of the Obligations held by it of a type owed ratably to the various Lenders that is ratably more than any other Lender receives in payment of those Obligations held by such other Lender, then, subject to applicable Laws: (a) such Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender

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were the original owner of the Obligations purchased.  Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if Lender were the original owner of the Obligation purchased.

       10.07 NO WAIVER; CUMULATIVE REMEDIES. (a) No failure by any Lender or Administrative Agent to exercise, and no delay by any Lender or Administrative Agent in exercising, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       (b) The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Any decision by Administrative Agent or any Lender not to require payment of any interest (including interest at the Default
Rate), fee, cost or other amount payable under any Loan Document or to calculate any amount payable by a particular method on any occasion shall in no way limit or be deemed a waiver of Administrative Agent's or such Lender's right to require full payment thereof, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

       (c)    Except with respect to Section 9.09, the terms and conditions of
Section 9 are for the sole benefit of Administrative Agent and Lenders.

       10.08 USURY SAVINGS PROVISION. IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. ANY SUCH PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST". ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED OR RECEIVED UNDER THIS AGREEMENT OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF ADMINISTRATIVE AGENT OR ANY LENDER SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS

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

INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO BORROWER OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE LOAN DOCUMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER INTENDS TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO AMINISTRATIVE AGENT OR ANY LENDER SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS AGREEMENT SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENT DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.

       10.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10.10 INTEGRATION. This Agreement, together with the other Loan Documents and any letter agreements referred to herein, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of Administrative Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

       10.11 NATURE OF LENDERS' OBLIGATIONS. Nothing contained in this Agreement or any other Loan Document and no action taken by Administrative Agent or Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Extension of Credit pursuant hereto is several and not joint or joint and several. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender.

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

       10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, notwithstanding any investigation made by Administrative Agent or any Lender or on their behalf.

       10.13 INDEMNITY BY BORROWER. Borrower agrees to indemnify, save and hold harmless each Administrative Agent-Related Person and each Lender and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Borrower, any of their Affiliates or any of their officers or directors; (b) any and all claims, demands, actions or causes of action arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Loan, or the relationship of Borrower, Administrative Agent and Lenders under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection
(a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee.

       10.14  NONLIABILITY OF LENDERS.  Borrower acknowledges and agrees that:

              (a) Any inspections of any property of Borrower made by or through Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

              (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Administrative Agent or Lenders pursuant to the Loan Documents, neither Administrative Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Administrative Agent or Lenders;

              (c) Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement

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

       or any of the other Loan Documents, and the relationship between Administrative Agent (and Lenders) and Borrower, in connection herewith or therewith is solely that of debtor and creditor; and

              (d) No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among Lenders or among Borrower and Lenders.

       10.15 NO THIRD PARTIES BENEFITED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, Administrative Agent and Lenders in connection with the Extensions of Credit, and is made for the sole benefit of Borrower, Administrative Agent and Lenders, and Administrative Agent's and Lenders' successors and assigns. Except as provided in Sections 10.04 and 10.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

       10.16 SEVERABILITY. Any provision of this Agreement or the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       10.17 CONFIDENTIALITY. Administrative Agent and each Lender shall use any confidential non-public information concerning Borrower and their Subsidiaries that is furnished to Administrative Agent or such Lender by or on behalf of Borrower and their Subsidiaries in connection with the Loan Documents (collectively, "CONFIDENTIAL INFORMATION") solely for the purpose of evaluating and providing products and services to them and administering and enforcing the Loan Documents, and it will hold the Confidential Information in confidence. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose Confidential Information (a) to their affiliates or any of their or their affiliates' directors, officers, employees, auditors, counsel, advisors, or representatives (collectively, the "REPRESENTATIVES") whom it determines need to know such information for the purposes set forth in this Section; (b) to any bank or financial institution or other entity to which such Lender has assigned or desires to assign an interest or participation in the Loan Documents or the Obligations, PROVIDED that any such foregoing recipient of such Confidential Information agrees to keep such Confidential Information confidential as specified herein; (c) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of Administrative Agent's or such Lender's business or that of their Representatives in connection with the exercise of such authority or claimed authority; (d) to the extent necessary or appropriate to effect or preserve Administrative Agent's or such Lender's or any of their Affiliates' security (if any) for any Obligation or to enforce any right or remedy or in connection with any claims asserted by or against Administrative Agent or such Lender or any of their Representatives; and (e) pursuant to any subpoena or any similar legal process. For purposes hereof, the term "Confidential Information" shall not include information that (x) is in Administrative Agent's or a Lender's possession prior to its being provided by or on behalf of Borrower, PROVIDED that such information is not known by Administrative Agent or such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to,

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

Borrower, (y) is or becomes publicly available (other than through a breach hereof by Administrative Agent or such Lender), or (z) becomes available to Administrative Agent or such Lender on a nonconfidential basis, PROVIDED that the source of such information was not known by Administrative Agent or such Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.

       10.18 FURTHER ASSURANCES. Borrower shall, and shall cause its Subsidiaries to, at their expense and without expense to Lenders or Administrative Agent, do, execute and deliver such further acts and documents as any Lender or Administrative Agent from time to time reasonably requires for the assuring and confirming unto Lenders or Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

       10.19 HEADINGS. Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

       10.20  TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

       10.21 REMOVAL AND/OR REPLACEMENT OF LENDERS. (a) Under any circumstances set forth in this Agreement providing that Borrower shall have the right to remove and/or replace a Lender as a party to this Agreement, Borrower may, upon notice to such Lender and Administrative Agent, remove such Lender by causing such Lender to assign its Commitment to one or more other Lenders or Eligible Assignees pursuant to Section 10.04(b). Any removed or replaced Lender shall be entitled to (x) payment in full of all principal, interest and fees owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit and (z) a release of such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance covering such Lender's Commitment. Administrative Agent shall distribute an amended SCHEDULE 2.01, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

       (b) In order to make all Lender's interests in any outstanding Extensions of Credit ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Extensions of Credit of all Lenders, together with any amounts due under
Section 3.05. Borrower may then request Extensions of Credit from Lenders in accordance with their revised Pro Rata Shares.

       10.22 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other

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

Loan Document may be brought in the courts of the City of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.02, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

       (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

       (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

       10.23 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [Remainder of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                          SABRE INC.,
                                          a Delaware corporation


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:



                                          BANK OF AMERICA, N.A.,
                                          as Administrative Agent, a Lender,
                                          and Issuing Lender


                                          By: /s/
                                              ---------------------------------
                                                 Name:  Kevin C. Leader
                                                 Title:  Managing Director


                                          BANK ONE, TEXAS, N.A.


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          STATE BANK OF INDIA


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                          SUNTRUST BANK, INC.


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          THE TOKAI BANK LTD.,
                                            NEW YORK BRANCH


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          CITIBANK, N.A.


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          FIRST UNION NATIONAL BANK


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          THE SANWA BANK, LIMITED


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:

                                          THE NORINCHUKIN BANK,
                                          NEW YORK BRANCH


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          BANCA NAZIONALE DEL LAVORO SPA


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          THE SUMITOMO BANK, LIMITED


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                          WELLS FARGO BANK (Texas)
                                          National Association


                                          By: /s/
                                              ---------------------------------
                                                 Name:
                                                 Title: